Exhibit 2.1

                                                        EXECUTION COPY








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                          AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG




                              ANGIODYNAMICS, INC.




                                  ROYAL I, LLC




                                      AND




                           RITA MEDICAL SYSTEMS, INC.







                               NOVEMBER 27, 2006



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                               TABLE OF CONTENTS

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
SECTION 1.        THE MERGER......................................................................................2

         1.1      MERGER OF THE COMPANY INTO MERGER SUB...........................................................2
         1.2      EFFECT OF THE MERGER............................................................................2
         1.3      CLOSING; EFFECTIVE TIME.........................................................................2
         1.4      LIMITED LIABILITY COMPANY OPERATING AGREEMENT...................................................2
         1.5      EFFECT OF THE MERGER............................................................................2
         1.6      CLOSING OF THE COMPANY'S TRANSFER BOOKS.........................................................3
         1.7      EXCHANGE OF CERTIFICATES........................................................................4
         1.8      FURTHER ACTION..................................................................................5
         1.9      APPRAISAL RIGHTS................................................................................5
         1.10     TAX CONSEQUENCES................................................................................5

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................6

         2.1      DUE ORGANIZATION; SUBSIDIARIES..................................................................6
         2.2      AUTHORITY; BINDING NATURE OF AGREEMENT..........................................................6
         2.3      CAPITALIZATION, ETC.............................................................................7
         2.4      NON-CONTRAVENTION; CONSENTS.....................................................................9
         2.5      SEC FILINGS; FINANCIAL STATEMENTS...............................................................9
         2.6      ABSENCE OF CHANGES.............................................................................11
         2.7      PROPRIETARY ASSETS.............................................................................12
         2.8      CONTRACTS......................................................................................14
         2.9      LIABILITIES....................................................................................16
         2.10     COMPLIANCE WITH LEGAL REQUIREMENTS; FDA MATTERS................................................16
         2.11     GOVERNMENTAL AUTHORIZATIONS....................................................................19
         2.12     TAX MATTERS....................................................................................19
         2.13     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS......................................................20
         2.14     ENVIRONMENTAL MATTERS..........................................................................24
         2.15     LEGAL PROCEEDINGS; ORDERS......................................................................25
         2.16     VOTE REQUIRED..................................................................................25
         2.17     FOREIGN CORRUPT PRACTICES ACT..................................................................25
         2.18     REAL PROPERTY..................................................................................26
         2.19     INSURANCE POLICIES.............................................................................26
         2.20     INFORMATION TO BE SUPPLIED.....................................................................26
         2.21     TAKEOVER STATUTES; COMPANY RIGHTS PLAN.........................................................27
         2.22     FINANCIAL ADVISOR..............................................................................27
         2.23     OPINION OF FINANCIAL ADVISOR...................................................................27
         2.24     AFFILIATE TRANSACTIONS.........................................................................27

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................28

         3.1      DUE ORGANIZATION; SUBSIDIARIES.................................................................28
         3.2      AUTHORITY; BINDING NATURE OF AGREEMENT.........................................................28
         3.3      CAPITALIZATION, ETC............................................................................29
         3.4      NON-CONTRAVENTION; CONSENTS....................................................................30
         3.5      SEC FILINGS; FINANCIAL STATEMENTS..............................................................31
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

         3.6      ABSENCE OF CHANGES.............................................................................32
         3.7      PROPRIETARY ASSETS.............................................................................33
         3.8      CONTRACTS......................................................................................35
         3.9      LIABILITIES....................................................................................37
         3.10     COMPLIANCE WITH LEGAL REQUIREMENTS; FDA MATTERS................................................37
         3.11     GOVERNMENTAL AUTHORIZATIONS....................................................................40
         3.12     TAX MATTERS....................................................................................41
         3.13     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS......................................................42
         3.14     ENVIRONMENTAL MATTERS..........................................................................44
         3.15     LEGAL PROCEEDINGS; ORDERS......................................................................45
         3.16     VOTE REQUIRED..................................................................................45
         3.17     FOREIGN CORRUPT PRACTICES ACT..................................................................45
         3.18     REAL PROPERTY..................................................................................46
         3.19     INSURANCE POLICIES.............................................................................46
         3.20     INFORMATION TO BE SUPPLIED.....................................................................46
         3.21     TAKEOVER STATUTES; RIGHTS PLAN.................................................................47
         3.22     FINANCIAL ADVISOR..............................................................................47
         3.23     OPINION OF FINANCIAL ADVISOR...................................................................47
         3.24     AFFILIATE TRANSACTIONS.........................................................................47

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY AND PARENT....................................................47

         4.1      ACCESS AND INVESTIGATION.......................................................................47
         4.2      OPERATION OF BUSINESS..........................................................................48
         4.3      NO SOLICITATION BY THE COMPANY.................................................................52

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES............................................................54

         5.1      REGISTRATION STATEMENT AND PROXY STATEMENT FOR STOCKHOLDER APPROVAL............................54
         5.2      COMPANY SHAREHOLDERS' MEETING AND PARENT STOCKHOLDERS' MEETING.................................55
         5.3      REGULATORY APPROVALS...........................................................................56
         5.4      COMPANY STOCK OPTIONS AND WARRANTS.............................................................57
         5.5      EMPLOYEE BENEFITS..............................................................................58
         5.6      INDEMNIFICATION OF OFFICERS AND DIRECTORS......................................................59
         5.7      ADDITIONAL AGREEMENTS..........................................................................60
         5.8      PUBLIC DISCLOSURE..............................................................................61
         5.9      TAX MATTERS....................................................................................61
         5.10     RESIGNATION OF DIRECTORS.......................................................................61
         5.11     NASDAQ LISTING OF ADDITIONAL SHARES............................................................61
         5.12     TAKEOVER LAWS; RIGHTS PLANS....................................................................61
         5.13     FORM S-8; SECTION 16...........................................................................62
         5.14     LITIGATION.....................................................................................62
         5.15     ADVICE OF CHANGES..............................................................................62
         5.16     DIRECTORS OF PARENT............................................................................63
         5.17     RULE 145 AFFILIATES............................................................................63

SECTION 6.        CONDITIONS TO THE MERGER.......................................................................63

         6.1      CONDITIONS TO EACH PARTY'S OBLIGATION..........................................................63
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

         6.2      ADDITIONAL CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS.................................64
         6.3      ADDITIONAL CONDITIONS TO THE COMPANY'S OBLIGATIONS.............................................65

SECTION 7.        TERMINATION....................................................................................66

         7.1      TERMINATION....................................................................................66
         7.2      EFFECT OF TERMINATION..........................................................................67
         7.3      EXPENSES; TERMINATION FEES.....................................................................67

SECTION 8.        MISCELLANEOUS PROVISIONS.......................................................................68

         8.1      AMENDMENT......................................................................................68
         8.2      WAIVER.........................................................................................68
         8.3      NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................................................68
         8.4      ENTIRE AGREEMENT; COUNTERPARTS.................................................................68
         8.5      APPLICABLE LAW; JURISDICTION...................................................................68
         8.6      ATTORNEYS' FEES................................................................................69
         8.7      ASSIGNABILITY; THIRD PARTY BENEFICIARIES.......................................................69
         8.8      NOTICES........................................................................................70
         8.9      SEVERABILITY...................................................................................70
         8.10     SPECIFIC PERFORMANCE...........................................................................71
         8.11     CONSTRUCTION...................................................................................71
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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into on November 27, 2006, by and among ANGIODYNAMICS, INC., a Delaware corporation ("Parent"), ROYAL I, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), and RITA MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

                  WHEREAS, Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of the Company with and into Merger Sub in accordance with this Agreement and the General Corporation Law of the State of Delaware (the "DGCL") and the applicable provisions of the Delaware Limited Liability Company Act (the "DLLCA");

                  WHEREAS, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall constitute the plan of reorganization;

                  WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is in the best interests of, and is advisable to, the Company and its stockholders, (ii) has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has taken all corporate action necessary to render the rights issuable under the Company Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated hereby and (iv) has determined to recommend that the stockholders of the Company adopt this Agreement (the recommendation referred to in this clause (iv) is referred to in this Agreement as the "Company Recommendation");

                  WHEREAS, the Board of Directors of Parent (i) has determined that the Merger is in the best interests of Parent and its stockholders, (ii) has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Parent approve the issuance of Parent Common Stock pursuant to the Merger as contemplated by this Agreement (the recommendation referred in this clause (iii) is referred to in this Agreement as the "Parent Recommendation");

                  WHEREAS, (i) the Board of Managers of Merger Sub has (a) determined that the Merger is in the best interests of, and advisable to, Merger Sub and Parent, as its sole member, (b) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, and (d) has determined to recommend that Parent, as the sole member of Merger Sub, approve this Agreement and (ii) Parent, as the sole member of Merger Sub, will, immediately after the execution and delivery hereof, approve, adopt and declare advisable this Agreement, the Merger and the other transactions contemplated by this Agreement; and

                  WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties to this Agreement, intending to be legally bound, agree as follows:

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SECTION 1         THE MERGER.

         1.1      MERGER OF THE COMPANY INTO MERGER SUB.

                  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate corporate existence of the Company shall cease. Merger Sub will continue as the surviving entity in the Merger (the "Surviving Entity") and will be a wholly-owned subsidiary of Parent.

         1.2      EFFECT OF THE MERGER.

                  The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA.

         1.3      CLOSING; EFFECTIVE TIME.

                  The consummation of the Merger (the "Closing") shall take place at the offices of Heller Ehrman LLP, 275 Middlefield Road, Menlo Park, California at 10:00 a.m. on a date to be mutually agreed upon by Parent and the Company (the "Closing Date"), which date shall be no later than the third business day after the conditions set forth in Section 6 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other time as Parent and the Company shall mutually agree. Subject to the provisions of this Agreement, the parties shall cause the Merger to become effective by causing Merger Sub to execute and file in accordance with the DGCL and the DLLCA a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"). The Merger shall become effective upon such filing, or at such later date and time set forth in the Certificate of Merger (the "Effective Time").

                  1.4 LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

                  (a) The Limited Liability Company Operating Agreement of the Merger Sub in effect as of immediately prior to the Effective Time will be the Limited Liability Company Operating Agreement of the Surviving Entity following the Effective Time; provided, however, that the Limited Liability Company Operating Agreement shall be amended to change the name of the Surviving Entity to "RITA Medical Systems, LLC".

                  (b) The managers and officers of the Surviving Entity shall be the respective individuals who are the managers and officers of Merger Sub immediately prior to the Effective Time.

         1.5      EFFECT OF THE MERGER.

                  (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Stockholder, subject to Section 1.5(b), Section 1.5(c), Section 1.5(d), and Section 1.9 each share of Company Common Stock then issued and outstanding, other than Excluded Shares and Dissenting Shares, if any, shall be converted into the right to receive:

                           (i) 0.1722 of a fully paid and nonassessable share
of Parent Common Stock (the "Per Share Stock Merger Consideration"); and


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                           (ii) if the Parent Common Stock Price is less than
or equal to $27.29 and greater than or equal to $18.18, an amount of cash equal to $4.70 less the Per Share Stock Merger Consideration Value; and

                           (iii) if Parent Common Stock Price is less than
$18.18, an amount of cash equal to $1.57.

                  (b) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, including any such transaction with a record date between the date of this Agreement and the Effective Time, then the Merger Consideration shall be appropriately adjusted to the extent the record date for any such event is between the date of this Agreement and the Effective Time, so as to provide the holders of Company Common Stock and Parent the same economic effect as contemplated prior to such stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction.

                  (c) At the Effective Time, each Excluded Share shall be cancelled and extinguished without any conversion or payment therefor.

                  (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a holder of Parent Common Stock. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock pursuant to the Merger (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded up to the nearest whole cent), without interest, equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such stockholder would otherwise be entitled (after aggregating all fractional shares of Parent Common Stock otherwise issuable to such holder) by (B) the Parent Common Stock Price. Alternatively, Parent shall have the option of instructing the Exchange Agent to aggregate all fractional shares of Parent Common Stock, sell such shares in the public market and distribute to holders of Company Common Stock who otherwise would have been entitled to such fractional shares of Parent Common Stock a pro rata portion of the proceeds of such sale.

         1.6      CLOSING OF THE COMPANY'S TRANSFER BOOKS.

                  At the Effective Time: (a) all shares of Company Common Stock ("Shares") outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, each share of Company Common Stock shall represent only the right to receive the Merger Consideration and all holders of certificates representing Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Shares (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Entity or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in this Section 1.


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         1.7      EXCHANGE OF CERTIFICATES.

                  (a) Prior to the Closing Date, Parent shall appoint its transfer agent for the Parent Common Stock to act as exchange agent in the Merger (the "Exchange Agent"). Within two business days after the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Shares, (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash representing the Cash Merger Consideration payable pursuant to this Section 1 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being referred to as the "Exchange Fund").

                  (b) As soon as practicable after the Effective Time, and in any event within two business days following receipt of the list of record holders of certificates representing shares of Company Common Stock ("Company Stock Certificates") as of the close of business on the Closing Date from the transfer agent for the Company Common Stock, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and (B) the Company Stock Certificate so surrendered shall be immediately canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration and any distribution or dividend the record date for which is after the Effective Time. If any Company Stock Certificate shall have been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificates, the Merger Consideration; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such reasonable sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Entity with respect to such Company Stock Certificate.

                  (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive pursuant to the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7.

                  (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date one year after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates to the Exchange Agent in accordance with this
Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for the Merger Consideration to which such holder is entitled pursuant hereto, subject to applicable abandoned property law, escheat laws or similar Legal Requirements.

                  (e) Each of the Exchange Agent, Parent and the Surviving Entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement


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to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (f) Neither Parent nor the Surviving Entity shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Legal Requirement.

         1.8      FURTHER ACTION.

                  If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Entity and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action. Parent, Merger Sub and Surviving Entity also shall take such further actions as may be necessary or desirable to ensure that the Exchange Agent sends out the letters of transmittal to the stockholders of the Company and issues certificates representing Parent Common Stock to such stockholders in accordance with Section 1.7.

         1.9      APPRAISAL RIGHTS.

                  Notwithstanding anything to the contrary in this Article 1, in the event that any Cash Merger Consideration is included in the Merger Consideration, any shares of the Company Common Stock outstanding immediately prior to the Effective Time and held by a Person who has not voted in favor of the adoption of this Agreement and who has demanded appraisal for such shares in accordance with the DGCL (the "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its rights to appraisal of it is determined that such holder does not have appraisal rights in accordance with the DGCL. If such holder fails to timely perfect or withdraws the demand for appraisal, or it is determined that such holder does not have appraisal rights, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall serve prompt notice to Parent of any notice of intent to demand appraisal, or any demand for payment, received by the Company and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

         1.10     TAX CONSEQUENCES.

                  For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Parent, the Company and Merger Sub have taken no actions and will take no actions, nor have they failed to take any actions or will they fail to take any actions, either before or after the Closing, which could reasonably be expected to cause the Merger to fail to qualify as a reorganization. Each of Parent and Merger Sub (as the Surviving Entity) shall report the Merger for


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

income tax purposes as a reorganization and will take no position in any Tax Return or Tax proceeding inconsistent with treatment of the Merger as a reorganization.

SECTION 2         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  Except as disclosed in Company SEC Documents filed prior to the date hereof or the Disclosure Letter delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement (the "Company Disclosure Letter") and referred to in the section of the Company Disclosure Letter corresponding to the section(s) of this Section 2 to which such disclosure applies (unless it is reasonably apparent from the face of such disclosure that the disclosure or statement in one section of the Company Disclosure Letter should apply to one or more sections thereof), the Company hereby represents and warrants to Parent and Merger Sub as follows:

         2.1      DUE ORGANIZATION; SUBSIDIARIES.

                  The Company is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation, and each of the other Acquired Corporations which is a "significant subsidiary" (as defined in Regulation S-X) of the Company is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation or formation. Each of the Acquired Corporations has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its material obligations under all Company Material Contracts. Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the Legal Requirements of all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the Acquired Corporations. The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter or organizational documents of each of the Acquired Corporations, including all amendments thereto (collectively, the "Company Organization Documents"). The Company has no Subsidiaries, except for the corporations identified in Schedule 2.1 of the Company Disclosure Letter. The Company and each of its Subsidiaries are collectively referred to herein as the "Acquired Corporations". None of the Acquired Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than the Acquired Corporations' interests in their Subsidiaries identified in Schedule 2.1 of the Company Disclosure Letter.

         2.2      AUTHORITY; BINDING NATURE OF AGREEMENT.

                  The Company has all requisite corporate power and authority to enter into and, subject to the receipt of the stockholder approval contemplated by Section 5.2, to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the approval of stockholders of the Company. The Company hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by unanimous vote (i) determined that the Merger is in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement, (iii) approved the Merger and the other transactions contemplated by this Agreement, and (iv) determined to make the Company Recommendation to the stockholders of the Company.


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

         2.3      CAPITALIZATION, ETC.

                  (a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 2,000,000 shares of Company Preferred Stock. The Company has not authorized any other class of capital stock other than the Company Common Stock and the Company Preferred Stock. As of November 24, 2006, 43,248,964 shares of Company Common Stock have been issued or are outstanding and no shares of the Company Preferred Stock have been issued or are outstanding. No shares of Company Common Stock are held in the Company's treasury or are held by any of the Company's Subsidiaries. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company. There is no Contract to which the Company is a party and, to the Company's knowledge, there is no Contract between other Persons, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of, any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

                  (b) As of November 24, 2006, 5,876,746 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Company's 2005 Stock and Incentive Plan (as amended and together with all stock option agreements evidencing grants thereunder, the "2005 Incentive Plan"), of which options to acquire 2,233,384 shares of Company Common Stock are outstanding, 1,000,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Company's 2000 Director's Stock Option Plan (as amended and together with all stock agreements evidencing grants thereunder, the "2000 Director's Plan"), of which options to acquire 567,670 shares of Company Common Stock are outstanding, 2,000,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Company's 2000 Stock Plan (as amended and together will all stock agreements evidencing grants thereunder, the "2000 Stock Plan"), of which options to acquire 2,595,155 shares of Company Common Stock are outstanding, 2,318,025 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Company's 1998 Incentive Stock Plan (as amended and together will all stock agreements evidencing grants thereunder the "1998 Stock Plan"), of which options to acquire 2,318,025 shares of Company Common Stock are outstanding, 46,261 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Company's 1994 Incentive Stock Plan (as amended and together will all stock agreements evidencing grants thereunder the "1994 Stock Plan"), of which options to acquire 46,261 shares of Company Common Stock are outstanding, and 167,167 shares of Company Common Stock are available for issuance pursuant to the Company's 2000 Employee Stock Purchase Plan (as amended and together with all stock agreements evidencing grants thereunder the "Company ESPP"), of which 167,167 shares of Company Common Stock remain available for issuance thereunder. Stock options granted by the Company pursuant to the 2005 Incentive Plan, the 2000 Director's Plan, the 2000 Stock Plan, the 1998 Stock Plan and the 1994 Stock Plan (together, the "Company Stock Option Plans"), as well as any stock options granted by the Company outside of the Company Stock Option Plans (but excluding the Company ESPP), are referred to collectively herein as "Company Options." Schedule 2.3(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Option outstanding as of November 24, 2006: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option and the number of such shares that have been exercised; (iv) the current exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (vii) the vesting schedule of such Company Option including the anticipated acceleration of vesting of Company Options as described in this Section 2.3(b) and Schedule 2.3(b) of the Company Disclosure Letter;
(viii) the expiration date of the Company Option; and (ix) the period of time following termination of employment during which the Company Option may be exercised if not expired. The Company has delivered or made available to Parent accurate and complete copies of the Company ESPP, all stock option plans pursuant to which the Company has granted Company Options, and the forms of all stock option agreements evidencing such options. There have been no repricings of any Company Options through amendments, cancellation and reissuance or other means during the current or prior two calendar years. Effective as of the Effective Time and as described in Schedule 2.3(b) of the Company Disclosure Letter, only those Company Options outstanding as of the date hereof and as of immediately prior to the Effective Time, which are to become exercisable and vested pursuant to their terms or the agreements of the Company in effect prior to the date hereof, shall become exercisable and vested with respect to the shares underlying such Company Options without any action by the Board or any committee thereof. None of the Company Options have been granted in contemplation of the Merger or the transactions contemplated in this Agreement and no Company Options have been granted since November 24, 2006. None of the Company Options were granted with exercise prices below or deemed to be below fair market value on the date of grant. All grants of Company Options were validly made and properly approved by the board of directors of the Company (or a duly authorized committee or subcommittee thereof) in compliance with all applicable law and recorded on the Company Financial Statements in accordance with GAAP, and no such grants involved any "back dating," "forward dating" or similar practices with respect to such grants.

                  (c) Schedule 2.3(c) of the Company Disclosure Letter sets forth the following information with respect to each warrant of the Company outstanding as of November 24, 2006 (each, a "Company Warrant"): (i) the aggregate number of warrants outstanding; (ii) the expiration date; and (iii) the exercise price. The terms of each Company Warrant do not prohibit the assumption of the Company Warrants as provided in Section 5.4(d).

                  (d) Except as set forth in Section 2.3(a), Section 2.3(b) or
Section 2.3(c) above or on Schedule 2.3(d) of the Company Disclosure Letter, and other than the Company Rights Agreement and the rights thereunder, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) rights agreement, stockholder rights plan or similar plan commonly referred to as a "poison pill"; or (iv) Contract under which any of the Acquired Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities ("Company Rights Agreements") (items (i) through (iv) above, collectively, "Company Stock Rights").

                  (e) All outstanding shares of Company Common Stock, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in Contracts applicable to the issuance of Company Common Stock, granting of Company Options and/or the issuance of shares of capital stock of any Company Subsidiary. All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and, except as required by Legal Requirements applicable to each of the Acquired Corporations which is formed or incorporated under the laws of a foreign jurisdiction, are owned beneficially and of record by the Company, free and clear of any Encumbrances. Schedule 2.3(e) of the Company Disclosure Letter sets forth all entities (other than Subsidiaries) in which any of the Acquired Corporations has any ownership interest and the amount of such interest.

         2.4      NON-CONTRAVENTION; CONSENTS.

                  Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger, or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of any of the provisions of the Company Organization Documents or any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of any of the Acquired Corporations;

                  (b) subject to such filings, if any, as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") and any Governmental Body action related thereto, contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Corporations or that is otherwise material to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations; or

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract (except for any such violation or breach which by its terms can be cured and is so cured within the applicable cure period or where the non-breaching party has no right to accelerate or terminate as a result of such violation or breach), or give any Person the right to (i) declare a default or exercise any remedy under any Company Material Contract, (ii) accelerate the maturity or performance of any Company Material Contract, or (iii) cancel, terminate or modify any term of any Company Material Contract.

                  Except as may be required by the Securities Act, the Exchange Act, the DGCL and the rules and regulations of the Nasdaq (as such rules and regulations relate to the Registration Statement and the Proxy Statement) and such filings as may be required pursuant to the HSR and except for any Consent required under any Company Material Contract, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in the case of subsections (x) and (y), where the failure to make such filing, give such notice or obtain any such consent would not have a Material Adverse Effect on the Acquired Corporations.

         2.5      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) All statements, reports, schedules, forms, exhibits and other documents required to have been filed by the Company with the SEC since January 1, 2004 (the "Company SEC Documents") have been so filed. As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither the Company nor any of its officers has received any notice from the SEC or any other Governmental Body questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

                  (c) The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, and the provisions of the Exchange Act and the Securities Act relating thereto, which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to the Company.

                  (d) Except as amended in subsequent filings made prior to the date hereof and set forth on Schedule 2.5(d) of the Company Disclosure Letter, the financial statements (including related notes, if any) contained in the Company SEC Documents (the "Company Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "Company Balance Sheet" means that consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 2006 set forth in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2006 and the "Company Balance Sheet Date" means September 30, 2006.

                  (e) The Company maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization, (iv) the recorded amount for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (vi) all such information is accumulated and communicated to Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports. There are no significant deficiencies or material weaknesses in the design or operation of the Company's internal controls, and Company has not been informed by its independent auditors, accountants, consultants or others involved in the review of internal controls that any such significant deficiencies or material weaknesses exist, which could adversely affect the Company's ability to record, process, summarize and report financial data. There is no fraud in connection with the Company Financial Statements, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         2.6      ABSENCE OF CHANGES.

                  (a) Since the Company Balance Sheet Date,

                           (i) none of the Acquired Corporations has made any
material changes in its pricing polices or payment or credit practices or failed to pay any creditor any material amount owed to such creditor when due or granted any extensions or credit other than in the ordinary course of business consistent with prior practice;

                           (ii) none of the Acquired Corporations has
terminated or closed any material facility, business or operation;

                           (iii) none of the Acquired Corporations has written
up or written down any of its material assets; and

                           (iv) there has been no material loss, destruction or
damage to any item of property of the Acquired Corporations, whether or not insured.

                  (b) Except as set forth in Schedule 2.6(b) of the Company Disclosure Letter, since the Company Balance Sheet Date and through the date of this Agreement:

                           (i) there has not been any event that has had a
Material Adverse Effect on the Acquired Corporations, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

                           (ii) each of the Acquired Corporations has operated
its respective business in the ordinary course consistent with prior practice;

                           (iii) none of the Acquired Corporations has (A)
declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (B) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (C) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the Company Balance Sheet Date, exceeds $250,000, in the aggregate; (D) made any material Tax election; (E) settled any Legal Proceedings involving amounts in excess of $100,000; or (F) entered into or consummated any transactions with any affiliate;

                           (iv) none of the Acquired Corporations has (A) sold
or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business consistent with prior practice; (B) mortgaged, pledged or subjected to any Encumbrance any of their respective property, business or assets; (C) entered into or amended any lease of real property (whether as lessor or lessee); or
(D) canceled or compromised any debt or claim other than accounts receivable in the ordinary course of business consistent with prior practice;

                           (v) none of the Acquired Corporations has (A)
amended or waived any of its material rights under, or permitted the acceleration of vesting under any provision of any agreement or Company Stock Option Plans evidencing any outstanding Company Option; (B) caused or permitted any

Company Employee Plan to be amended in any material respect; or (C) paid any bonus or other incentive or equity compensation or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or consultants;

                           (vi) there has been no material labor dispute
(including any work slowdown, stoppage or strike) involving the Acquired Corporations;

                           (vii) none of the Acquired Corporations has made any
change in its methods of accounting or accounting practices;

                           (viii) none of the Acquired Corporations has made
any loan, advance or capital contributions to, or any other investment in, any Person;

                           (ix) none of the Acquired Corporations has
terminated or amended, or suffered a termination of, any Company Material Contract;

                           (x) none of the Acquired Corporations has entered
into any contractual obligation to do any of the things referred to elsewhere in this Section 2.6; and

                           (xi) there has been no material development in any
Legal Proceeding described in a Company SEC Document.

         2.7      PROPRIETARY ASSETS.

                  (a) Schedule 2.7(a) of the Company Disclosure Letter sets forth as of the date of this Agreement (i) all U.S. and foreign patents, patent applications, registered trademarks, material unregistered trademarks, trademark applications, copyright registrations and copyright applications, Internet domain names, computer software (other than third party software generally available for sale to the public) and fictitious name and assumed name registrations owned by any of the Acquired Corporations, (ii) all patent applications and other Proprietary Assets that are currently in the name of inventors or other Persons and for which an Acquired Corporation has the right to receive an assignment and (iii) all material third party licenses for Proprietary Assets to which an Acquired Corporation is the licensee party and which are not set forth on Schedule 2.8(a)(iii) of the Company Disclosure Letter. Each Acquired Corporation has good, valid and marketable title to, or has a valid right to use, license or otherwise exploit, all of the material Acquired Corporation Proprietary Assets necessary for the conduct of such Acquired Corporation's business as presently conducted, free and clear of all Encumbrances. None of the Acquired Corporations has developed jointly with any other Person any material Acquired Corporation Proprietary Asset with respect to which such other Person has any rights. Other than the Material Acquired Corporations IP Contracts and Contracts entered into in the ordinary course of business consistent with prior practice that are not, with respect to any individual Contract, material to the Acquired Corporations, there is no Acquired Corporation Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset owned or exclusively licensed by any of the Acquired Corporations.

                  (b) (i) All Acquired Corporation Proprietary Assets owned by any of the Acquired Corporations are, subsisting and in effect and to the Company's knowledge, valid and enforceable; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed or reduced to practice or which is the subject of a current invention disclosure by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates, conflicts with or otherwise violates any Proprietary Asset owned or used by any other Person; (iii) none of the products or services that is or has been designed, created, developed, assembled, performed, manufactured, sold, marketed or licensed by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and, none of such products or services has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received in the past three (3) years any written, or to the Company's knowledge, oral notice of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) the operation of the business of each Acquired Corporation as it currently is conducted does not and will not when conducted by the Surviving Entity in substantially the same manner following the Closing, infringe or misappropriate or make any unlawful or unauthorized use of any Proprietary Asset of any other Person; and (v) to the Company's knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Acquired Corporation Proprietary Asset, and no such claims have been asserted or threatened against any Person by the Company or, to the knowledge of the Company, any other Person, in the past three (3) years. The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable each of the Acquired Corporations to conduct its business in the manner in which such business is currently being conducted. Upon the consummation of the Merger, the Surviving Entity shall have good, valid, and enforceable title, or license (if the applicable Acquired Corporations Proprietary Asset is licensed to an Acquired Corporation) to all Acquired Corporation Proprietary Assets, free and clear of all Encumbrances and on, and subject to, the same terms and conditions as in effect immediately prior to the Closing. None of the Acquired Corporations has entered into any covenant not to compete or any Contract limiting its ability to exploit fully any Acquired Corporation Proprietary Assets owned or licensed by such Acquired Corporation or to transact business in any market or geographical area or with any Person.

                  (c) Each Acquired Corporation has taken all reasonable steps that are required to protect such Acquired Corporation's rights in confidential information and trade secrets of the Acquired Corporation or provided by any other Person to the Acquired Corporation. Set forth on Schedule 2.7(c) of the Company Disclosure Letter is a list of each employee, consultant and contractor of the Acquired Corporations that has executed a proprietary information and confidentiality agreement substantially in the form previously made available to Parent and described on Schedule 2.7(c) of the Company Disclosure Letter.

                  (d) Neither this Agreement nor the transactions contemplated by this Agreement, including any assignment to Parent by operation of law as a result of the Merger of any Contracts to which the Acquired Corporations is a party, will result in: (i) Parent, any of its affiliates or the Surviving Entity granting to any third party any incremental right to or with respect to or non-assertion under any Proprietary Assets owned by, or licensed to, any of them, (ii) Parent, any of its affiliates or the Surviving Entity, being bound by, or subject to, any incremental non-compete or other incremental material restriction on the operation or scope of their respective businesses, (iii) Parent, any of its affiliates or the Surviving Entity being obligated to pay any incremental royalties or other material amounts, or offer any incremental discounts, to any third party or (iv) the Acquired Corporations being required under a Contract to procure or attempt to procure from Parent or any of its subsidiaries a license grant to or covenant not to assert in favor of any Person. As used in this Section 2.7(d), an "incremental" right, non-compete, restriction, royalty or discount refers to a right, non-compete, restriction, royalty or discount, as applicable, in excess, whether in terms of contractual term, contractual rate or scope, of those that would have been required to be offered or granted, as applicable, had the parties to this Agreement not entered into this Agreement or consummated the transactions contemplated hereby.

                  (e) With respect to the use of software in the business of each of the Acquired Corporations as such business is currently conducted, to the knowledge of the Company, no such software contains defects in its operation or any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software. Such software has been validated for its use. There have been no material security breaches in any of the Acquired Corporations' information technology systems, and there have been no disruptions in any of the Acquired Corporations' information technology systems that materially adversely affected such Acquired Corporations' business or operations. Each Acquired Corporation has evaluated their disaster recovery and backup needs and have implemented plans and systems that reasonably address their assessment of risk.

                  (f) All products of the Acquired Corporations ("Company Product") conform in all material respects with all applicable contractual commitments and all express and implied warranties, the Acquired Corporations' published product specifications and with all regulations, certification standards and other requirements of any applicable governmental entity or third party. The channel activities of the Acquired Corporations related to sales or distribution of Company Products conform in all material respects with all applicable contractual commitments. The Acquired Corporations have no liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due or otherwise) for replacement or modification of any Company Product or other damages in connection therewith other than in the ordinary course of business. There are no known material defects in the design or technology embodied in any Company Product which impair or are likely to impair the intended use of such Company Product. There is no presently pending, or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there is no basis for, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Company Product. None of the Acquired Corporations have extended to any of its customers any written product warranties, indemnifications or guarantees that deviate in any material respect from the standard product warranties, indemnification arrangements or guarantees of the Acquired Corporations.

         2.8      CONTRACTS.

                  (a) For purposes of this Agreement, each of the following shall be deemed to constitute a "Company Material Contract", which Company Material Contracts and all amendments thereto, in each case as of the date of this Agreement are listed on Schedule 2.8 of the Company Disclosure Letter and copies of which have been made been made available to Parent:

                           (i) any Acquired Corporation Contract that is
required by the rules and regulations of the SEC to be filed as an exhibit to the Company SEC Documents;

                           (ii) any Acquired Corporation Contract relating to
(A) the employment of any employee or the services of any independent contractor or consultant and pursuant to which any of the Acquired Corporations is or may become obligated to make any severance or termination payment in excess of $50,000 or (B) any bonus, relocation or other payment in excess of a material amount to any current or former employee, independent contractor, consultant, officer or director (other than payments, in the case of (A) and (B) above, in respect of salary or pursuant to standard severance policies, existing bonus plans or standard relocation policies of the Company which are listed on Schedule 2.8(a) or Schedule 2.13(a) of the Company Disclosure Letter);

                           (iii) any Acquired Corporation Contract relating to
the acquisition, transfer, development, sharing or license of any material Proprietary Asset, including the Contracts set forth on Schedule 2.7(a)(iii) of the Company Disclosure Letter (except for any Acquired Corporation Contract pursuant to which (A) any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available for sale to the public) ("Material Acquired Corporations IP Contract"), or (B) any material Proprietary Asset is licensed by any of the Acquired Corporations to any customer in connection with the sale of any product in the ordinary course of business consistent with prior practice);

                           (iv) any Acquired Corporation Contract with any
officer, director or affiliate of the Company;

                           (v) any Acquired Corporation Contract creating or
relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities, under which an Acquired Corporation has continuing material obligations;

                           (vi) any Acquired Corporation Contract that involves
the payment or expenditure by an Acquired Corporation in excess of $50,000 that may not be terminated by such Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by the applicable Acquired Corporation;

                           (vii) any Acquired Corporation Contract
contemplating or involving the payment or delivery of cash or other consideration to an Acquired Corporation in excess of $50,000;

                           (viii) any Acquired Corporation Contract imposing
any restriction on the right or ability of any Acquired Corporation to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, or (C) develop or distribute any material technology; and

                           (ix) any other Acquired Corporation Contract, if a
breach of such Acquired Corporation Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

                  (b) Each Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms subject to (A) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies, except to the extent they have expired in accordance with their terms and except where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to the Acquired Corporations. The Company has delivered to or made available to Parent true and complete copies of each Company Material Contract, except in the case of a Company Material Contract which is derived from a standard form agreement of the Acquired Corporations, the Company has delivered to or made available to Parent a form or forms of such agreement. In each case where a Company Material Contract is derived from a standard form agreement, all of the terms, conditions and provisions of such Company Material Contract are substantially similar with respect to material terms to the form agreement from which such agreement derived.

                  (c) None of the Acquired Corporations has materially violated or breached, or committed any material default under, any Company Material Contract. To the Company's knowledge, no other Person has materially violated or breached, or committed any material default under, any Company Material Contract.

                  (d) To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (i) result in a material violation or breach of any provision of any Company Material Contract by any of the Acquired Corporations; (ii) give any Person the right to declare a material default or exercise any remedy under any Company Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Company Material Contract; or (iv) give any Person the right to cancel or terminate, or modify in any material respect, any Company Material Contract

         2.9      LIABILITIES.

                  Except as disclosed in Company SEC Documents, since the Company Balance Sheet Date, none of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether due or to become due) required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities that are reflected in the "Liabilities" column of the Company Balance Sheet and the notes thereto, (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the Company Balance Sheet Date in the ordinary course of business consistent with prior practice, and (c) liabilities incurred in connection with the transactions contemplated by this Agreement.

         2.10     COMPLIANCE WITH LEGAL REQUIREMENTS; FDA MATTERS.

                  (a) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements. Within the past three years none, of the Acquired Corporations has received any written notice or, to the Company's knowledge, other communication from any Governmental Body regarding any actual or possible material violation of, or failure to comply in any material respect with, any Legal Requirement.

                  (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations, each of the Acquired Corporations is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, clearances, approvals and orders of any Government Body, including the United States Food and Drug Administration (the "FDA") and similar authorities in the U.S. and non-U.S. jurisdictions necessary for each Acquired Corporation to own, lease and operate its properties or to develop, produce, store, distribute, promote and sell its products or otherwise to carry on its business as it is now being conducted (the "Company Permits"), and, as of the date of this Agreement, such Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations. Except for conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Acquired Corporations, no Acquired Corporation is in conflict with, or in violation or default of, (i) any law applicable to such Acquired Corporation or by which any property, asset, operation, or product of an Acquired Corporation is bound or affected, including the Federal Food, Drug and Cosmetic Act (the "FDCA"), Titles XVIII and XIX of the federal Social Security Act, including the Federal Health Care Programs Anti-Kickback Statute, the Health Insurance Portability and Accountability Act ("HIPAA"), the Federal False Claims Act, or any other similar act or law or (ii) any Company Permit.

                  (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations:

                           (i) all manufacturing operations of the Acquired
Corporations are being conducted in substantial compliance with applicable good manufacturing practice pursuant to the Quality System Regulation (21 C.F.R.
Part 820);

                           (ii) all necessary clearances or approvals from
governmental agencies for all device products which are manufactured or sold by the Acquired Corporations have been obtained, and each Acquired Corporation is in substantial compliance with the most current form of each applicable clearance, approval, or regulatory standards applicable to devices for which no clearance or approval is required, with respect to the development, design, manufacture, labeling, storage, distribution, promotion and sale by the such Acquired Corporation of such products;

                           (iii) all of the clinical studies which have been,
or are being conducted by or for the Acquired Corporations, are being conducted in substantial compliance with required experimental protocols, procedures and controls, with generally accepted good clinical practice (pursuant to 21 C.F.R. Parts 50, 54, 56, 58, and 812) and all applicable government regulatory, statutory and other requirements;

                           (iv) to the knowledge of the Company, none of its
respective officers, employees or agents (during the term of such person's employment by any Acquired Corporation or while acting as an agent of an Acquired Corporation) has made any untrue statement of a material fact or fraudulent statement to the FDA or any governmental agency (including non-U.S. regulatory agencies), failed to disclose a material fact required to be disclosed to the FDA or similar governmental agency (including non-U.S. regulatory agencies), or to the knowledge of the Company, committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or similar governmental agency (including non-U.S. regulatory agencies) to invoke its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto (or "Application Integrity Policy") or similar governmental policy or regulation (including non-U.S. policies or regulations);

                           (v) to the knowledge of the Company, except as
disclosed in the Company 10-K, no Acquired Corporation has received any written notice within the past three years that the FDA or any similar governmental agency (including non-U.S. regulatory agencies) has commenced, or threatened to initiate, any action to withdraw its clearance or approval, or to request the recall of, any product of an Acquired Corporation, or commenced, or overtly threatened to initiate any action to enjoin production at any facility of an Acquired Corporation;

                           (vi) to the knowledge of the Company, as to each
medical device, drug, biologic or other article manufactured and/or distributed by an Acquired Corporation within the past three years, such article was not and/or is not adulterated or misbranded within the meaning of the FDCA or any similar governmental act or law of any jurisdiction (including non-U.S. jurisdictions); and

                           (vii) to the knowledge of the Company, none of the
officers or employees of the Acquired Corporations (during the term of such person's employment by an Acquired Corporation or while acting as an agent of an Acquired Corporation), subsidiaries or affiliates was subject to an FDA debarment order, nor have any such persons been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable law.

                  (d) As to each product subject to the jurisdiction of the FDA under the FDCA which is developed, manufactured, tested, validated, distributed, held and/or marketed by the Acquired Corporations, to the knowledge of the Company such product is being developed, manufactured, held and distributed in substantial compliance with all applicable requirements under the FDCA and the PDMA and similar state laws, if applicable, including such requirements relating to investigational use, premarket clearance, premarket approval, registration and device listing, design control, wholesale drug distribution permitting, good manufacturing practice, labeling, advertising, record keeping, filing of reports (e.g., 21 C.F.R. Parts 803 and 806) and security, except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on the Acquired Corporations.

                  (e) To the knowledge of the Company, each Acquired Corporation has, prior to the execution of this Agreement, provided to Parent copies of or made available for Parent's review any and all documents in its possession material to assessing the Acquired Corporation's compliance with the FDCA and implementing regulations for the prior three years, including copies in its possession of (i) all FDA Establishment Inspection reports, FDA Form 483 and all correspondence between the Acquired Corporations and the FDA relating to each such Establishment Inspection report, FDA Form 483, Warning Letters and company responses issued during the last three years; (ii) all audit reports performed during the last three years, whether performed by the Acquired Corporations or an outside consultant; (iii) any material document (prepared by the Acquired Corporations) concerning any material oral or written communication received from the FDA or any other governmental department or agency during the last three years; (iv) any administrative or judicial order, ruling, consent decree or agreement issued or entered into during the last three years in which an Acquired Corporation or its respective predecessor companies were a named party; or (v) any recall notice or order and all company responses relating to any product of the Acquired Corporations.

                  (f) Schedule 2.10(f) of the Company Disclosure Letter sets forth a complete and accurate list of (i) medical devices, drugs, biologics, or other articles currently manufactured or distributed by the Acquired Corporations and listed or registered with the FDA or similar U.S. or non-governmental agency, (ii) each clinical trial protocol submitted by the Acquired Corporations to the FDA or similar U.S. or non-U.S. governmental agency within the last three years, (iii) each Pre-Market Approval application
(PMA) or Pre-Market Notification (510(k)) and any amendments or supplements thereto filed by the Acquired Corporations pursuant to the FDCA, or any non-US. equivalents, (iv) each New Drug Application (NDA) or Biologic License Application (BLA) filed by the Acquired Corporations pursuant to the FDCA or the Public Health Service Act, as amended, or any non-U.S. equivalents.

                  (g) (i) Each of the Acquired Corporations is in compliance, to the extent applicable, with any HIPAA obligations, and the transactions contemplated by this Agreement are in accordance with, and will not violate or result in the violation of, HIPAA by the Acquired Corporations; (ii) no Acquired Corporation has received any communication or inquiry (whether written or oral) from the Department of Health and Human Services, the Federal Trade Commission, or any other Governmental Body regarding its failure to comply, in any material respect with one or more of HIPAA's provisions (other than an industry-wide communication not specifically targeted to any Acquired Corporation); (iii) no certification organization has concluded or stated that any Acquired Corporation has failed or may fail to comply with HIPAA or any requirement or element thereof, including one or more of the HIPAA electronic transaction standards; and (iv) no Acquired Corporation has received any communication (whether written or oral) from any individual, customer, or trading partner regarding its failure to comply in any material respect with one or more of HIPAA's provisions.

                  (h) No Acquired Corporation is engaged in any activity, whether alone or in concert with one or more of its customers, which would constitute a violation of any Legal Requirement (including (i) federal anti-fraud and abuse or similar laws pertaining to Medicare, Medicaid or any other federal health care or insurance program; (ii) state laws pertaining to Medicaid or any other state health care or insurance programs; (iii) state or federal laws pertaining to billings to insurance companies, health maintenance organizations, and other managed care plans or insurance fraud; and (iv) federal and state laws relating to collection agencies (in the performance of collection services) prohibiting fraudulent, abusive or unlawful practices connected in any way with the provisions of health care services, the billing for such services provided to a beneficiary of any state, federal or private health or insurance program or credit collection services, except for violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Acquired Corporations. Without limiting the generality of the foregoing, no Acquired Corporation has directly or indirectly, knowingly and willfully paid, offered to pay or agreed to pay, or solicited or received, any fee, commission, sum of money, property or other remuneration to or from any person which is or may be illegal under 42 U.S.C. ss. 1320a-7b(b) or any similar state law.

                  (i) No Acquired Corporation nor, to the knowledge of the Company, any of the Acquired Corporations' respective officers, directors, employees or agents (as those terms are defined under 42 C.F.R. 1001.1001): (i) has had a civil monetary penalty assessed against him, her or it, as the case may be, under Section 1128A of the Social Security Act or any regulations promulgated thereunder; (ii) has been debarred, excluded or suspended from participation under the Medicare program, Medicaid program or any other federal or state health program or any regulations promulgated thereunder; or (iii) has been charged with convicted of any criminal offense relating to the delivery of any item or service under Medicare, Medicaid, or other federal or state health program.

         2.11     GOVERNMENTAL AUTHORIZATIONS.

                  Each of the Acquired Corporations holds all Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently being conducted except where the failure to hold such Governmental Authorizations would not be reasonably likely to have a Material Adverse Effect on the Acquired Corporations. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is in compliance in all material respects with the terms and requirements of such Governmental Authorizations. None of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply in any material respect with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.12     TAX MATTERS.

                  (a) Each of the Acquired Corporations has paid or provided adequate reserves, in accordance with GAAP, for all material Taxes, due and payable by any of them for or with respect to all periods up to and including the date hereof, whether or not such Taxes were shown on any Tax Return, and without regard to whether such Taxes are or were disputed.

                  (b) Each Acquired Corporation has filed on a timely basis (taking into account any extensions of time an Acquired Corporation was granted) all income Tax Returns and all other material Tax Returns that each was required to file. None of the Acquired Corporations is currently the beneficiary of any extension of time within which to file any Tax Return. No claim that has not been resolved has ever been made to an Acquired Corporation by an authority in a jurisdiction where the Acquired Corporations do not file Tax Returns that any one of them is or may be subject to taxation by that jurisdiction. None of the Acquired Corporations has given any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency. None of the Acquired Corporations has granted to any Person any power of attorney that is currently in force with respect to any Tax matter. There are no security interests on any of the assets of the Acquired Corporations that arose in connection with any failure (or alleged failure) to pay any Tax (other than liens for Taxes not yet due and payable).

                  (c) Each of the Acquired Corporations has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (d) There is no dispute or claim concerning any liability for Taxes of the Acquired Corporations either (i) claimed or raised by any authority in writing or (ii) as to which such Company or Subsidiary has knowledge based upon personal contact with any agent of such authority.
Schedule 2.12(d) to the Company Disclosure Letter sets forth as of the date of this Agreement a complete and accurate list of current open audits of Tax Returns filed by or on behalf of the Company and each of its Subsidiaries with any Governmental Body.

                  (e) The unpaid Taxes of the Company and each of its Subsidiaries (i) did not, as of the date of the most recent Company Financial Statements, exceed the reserve for Tax Liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Company Balance Sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns other than any Taxes which the failure to pay would not, individually or in the aggregate, result in a Material Adverse Effect on the Acquired Corporations.

                  (f) None of the Acquired Corporations is a party to any Tax allocation or sharing agreement. None of the Acquired Corporations has been a "distributing corporation" or a "controlled corporation" as those terms are defined in Section 355(a)(1) of the Code. None of the Acquired Corporations (i) has been a member of an "affiliated group," as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is the Company or (ii) has any Liability for the Taxes of any Person (other than any of the Acquired Corporations) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  (g) The Company is not a U.S. real property holding corporation within the meaning of Code Section 897(c)(2).

                  (h) The Company has made available to Parent or its legal or accounting representative copies of all foreign, federal and state income tax Returns for the Company and each of its subsidiaries filed for all periods including and after the period ended December 31, 2003.

                  (i) Neither the Company nor any affiliate of the Company has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         2.13     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Schedule 2.13(a) of the Company Disclosure Letter lists as of the date of this Agreement (i) all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all employee welfare benefit plans (as defined in
Section 3(1) of ERISA), (iii) all other pension, bonus, commission, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, fringe benefits and other similar benefit plans (including any fringe benefit under Section 132 of the Code and any foreign plans), programs, Contracts, arrangements or policies, and (iv) any employment, executive compensation or severance agreements, whether written or otherwise, as amended, modified or supplemented, of any Acquired Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the Acquired Corporations or which is under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA (each a "Company ERISA Affiliate") for the benefit of, or relating to, any former or current employee, independent contractor, officer or director (or any of their beneficiaries) of any Acquired Corporation or any other Company ERISA Affiliate (all such plans, programs, Contracts, agreements, arrangements or policies as described in this Section 2.13(a) shall be collectively referred to as the "Company Employee Plans"). The Company has made available to Parent, true and complete copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments (including accountants' opinions, if applicable), filed with respect to each Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, and (iv) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

                  (b) (i) None of the Company Employee Plans promises or provides post-termination or retiree medical or other post-termination or retiree welfare benefits to any person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise); (ii) none of the Company Employee Plans is a "Multiple Employer Welfare Arrangement" (as defined in Section 3(40) of ERISA), a "Multiple Employer Plan" (as defined in Section 413(c) of the
Code), or a "Multiemployer Plan" (as defined in Section 3(37) of ERISA), and neither the Acquired Corporations nor any Company ERISA Affiliate has ever contributed to, been required to contribute to, or otherwise had any obligation or liability in connection with a Multiple Employer Plan or a Multiemployer Plan; (iii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject any of the Acquired Corporations, directly or indirectly, to any material tax, material penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iv) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which shall subject any of the Acquired Corporations, directly or indirectly, to any material penalty or liability for breach of fiduciary duty; (v) all Company Employee Plans have been established, maintained and operated in accordance with their terms and have been established, maintained and operated in substantial compliance with all applicable Legal Requirements, including good faith compliance with Section 409A of the Code; (vi) all Company Employee Plans may by their terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Legal Requirements and the terms of each Company Employee Plan;
(vii) each of the Acquired Corporations has performed all obligations required to be performed by them under, and are not in any respect in default under or in violation of, the terms and conditions of any Company Employee Plan; (viii) none of the Acquired Corporations has any knowledge of any default or violation by any other Person with respect to any of the Company Employee Plans; (ix) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to its qualified status under Section 401(a) of the Code (or comparable letter, such as an opinion or notification letter as to the form of plan adopted by one or more Acquired Corporations), or has time remaining under applicable Treasury guidance to seek such a determination, and to the Company's knowledge nothing has occurred prior to or since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination or otherwise impair the qualified status of such plan; (x) no Acquired Corporation is currently subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or 4975 through 4980F of the Code or has any outstanding liability for any penalty or tax which is not otherwise reserved for or reflected in the Company Financial Statements;
(xi) all material contributions required to be made or reserved, and all material premiums required to be paid by the Acquired Corporations, as appropriate, with respect to any Company Employee Plan pursuant to the terms of the Company Employee Plan, any Legal Requirements or any collective bargaining agreement, have been made, paid or reserved on or before their due dates (including any extensions thereof); (xii) all Company Employee Plans required to be insured or funded are either fully insured or funded by a related trust, and for each Company Employee Plan that is funded by a related trust, the fair market value of the assets of the related trust are at least equal to the liabilities of such Company Employee Plan; (xiii) there are no audits, inquiries or proceedings pending or threatened by the Internal Revenue Service or the Department of Labor with respect to any Company Employee Plan; and (xiv) no Company Employee Plan other than a Company Employee Plan intended to qualify under Section 401(a) of the Code provides for post-employment or retiree benefits.

                  (c) None of the Acquired Corporations or any other Company ERISA Affiliate currently maintains, sponsors or participates in, or within the last five years has maintained, sponsored or participated in, or has any liability, contingent or otherwise, to, any "Employee Benefit Plan" (as defined in Section 3(3) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA.

                  (d) Except for the anticipated acceleration of vesting of Company Options as described in Schedule 2.3(b) of the Company Disclosure Letter and as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (either solely as a result thereof or as a result of such transactions in conjunction with another event) cause or result in an increase in the amount of compensation or benefits or timing of payment of any benefits or compensation payable in respect of any former or current employee, independent contractor or consultant (or any of their beneficiaries) of any of the Acquired Corporations.

                  (e) There are no Legal Proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Company Employee Plan. To the Company's knowledge, there are no facts or circumstances which could reasonably be expected to give rise to any such Legal Proceeding (other than routine benefit claims) in respect of or relating to any Company Employee Plan.

                  (f) None of the Acquired Corporations has ever maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in Company capital stock. Since December 31, 2005, none of the Acquired Corporations has proposed or agreed to any increase in benefits under any Company Employee Plan (or the creation of new benefits) or change in employee coverage which would increase the expense of maintaining any Company Employee Plan. Except for the anticipated acceleration of vesting of Company Options as described in Schedule 2.3(b) of the Company Disclosure Letter, no person will be entitled to any severance benefits, acceleration of vesting of any the Company Options or the extension of any period during which any Company Options may be exercised, under the terms of any Company Employee Plan as a result of the consummation of the transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with another event).

                  (g) To the extent that any Company Employee Plan is required by any applicable Legal Requirement to be covered by any bond (e.g., fidelity or otherwise) in any particular amount, each such Company Employee Plan required to be covered by such bond has at all times been covered by such bond in accordance and in material compliance with all applicable Legal Requirements.

                  (h) (i) There are no controversies pending or, to the knowledge of the Company, threatened, between any of the Acquired Corporations and any of their respective foreign or domestic former or current employees, officers, directors, independent contractors or consultants (or any of their beneficiaries), (ii) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting any Acquired Corporation, (iii) none of the Acquired Corporations is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Acquired Corporations, (iv) none of the employees of the Acquired Corporations are represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization involving employees of the Acquired Corporations has occurred, is in progress or, to the knowledge of the Company, is threatened, (v) the Acquired Corporations have each at all times been in compliance in all material respects with all applicable Legal Requirements governing or concerning labor relations, conditions of employment, employment discrimination or harassment, wages, hours, or occupational safety and health, and with any collective bargaining agreements (both foreign and domestic), (vi) there is no unfair labor practice charge or complaint against any of the Acquired Corporations pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no grievance or arbitration demand or proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Acquired Corporations pending, or to the knowledge of the Company, threatened, against any Acquired Corporation, (viii) none of the Acquired Corporations is a federal or state contractor, (ix) to the Company's knowledge, neither the Occupational Safety and Health Administration nor any corresponding state or foreign agency is threatening to file any citation or complaint, and there are no pending citations or complaints, relating to the Acquired Corporations, and (x) there are no complaints, charges or claims against any Acquired Corporation pending or, to the knowledge of the Company, threatened, which could be brought or filed with any Governmental Body, court or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment of, termination of employment of, or failure of any Acquired Corporation to employ any individual. To the knowledge of the Company, there are no pending, threatened or reasonably anticipated claims against any of the Acquired Corporations under any workers' compensation disability policy or long-term policy.

                  (i) No Company Employee Plan is a Voluntary Employees' Beneficiary Association within the meaning of Section 501(c)(9) of the Code.

                  (j) All Company Employee Plans that are "group health plans" as defined under the respective provision comply with and have been administered in compliance with the health care continuation-coverage requirements under Section 4980B(f) of the Code, Sections 601 through 607 of ERISA, all final Treasury regulations under Section 4890B of the Code explaining those requirements, and all other applicable Legal Requirements regarding continuation and/or conversion coverage and with Code Section 4980D and ERISA Sections 701 through 734, the requirements of the Family Medical Leave Act, the requirements of HIPAA, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, and any amendment to each such act or any similar provisions of state law applicable to employees of the Acquired Corporations.

                  (k) No amount required to be paid or payable to or with respect to current or former employee of any of the Acquired Corporations in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code or will not be deductible under Sections 162(a)(1) or 404 of the Code.

                  (l) Set forth on Schedule 2.13(l) of the Company Disclosure Letter is a list of all employees of each Acquired Corporation as of the date of this Agreement together with respect to each such employee (i) the employee's base salary and (ii) any severance that would be due upon termination with or without cause of such employee (other than pursuant to (A) severance or bonus policies or employment or change of control agreements in each case as in effect on the date of this Agreement and listed on Schedule 2.8(a) or Schedule 2.13(a) of the Company Disclosure Letter, or (B) Legal Requirements applicable to each of the Acquired Corporations which is formed or incorporated under the laws of a foreign jurisdiction). Schedule 2.13(l) of the Company Disclosure Letter also sets forth with respect to each Company employee accrued paid time off payable to each such employee as of November 24, 2006.

                  (m) None of the Acquired Corporations has taken any action that would constitute a "mass layoff," "mass termination" or "plant closing" within the meaning of the United States Worker Adjustment and Retraining Notification Act ("WARN Act") or otherwise trigger notice requirements or liability under any federal, local, state, or foreign plant closing notice or collective dismissal law.

                  (n) Each of the Acquired Corporations is in compliance with all immigration and naturalization Legal Requirements relating to employment and employees, each of the Acquired Corporations has properly completed and maintained in all material respects all applicable forms (including I-9 forms), there are no citations, investigations, enforcement proceedings or formal complaints concerning immigration or naturalization Legal Requirements pending or, to the knowledge of the Company, threatened before the United States Citizenship and Immigration Services or any related federal, state, foreign or administrative agency or court, involving or against the Acquired Corporations, and none of the Acquired Corporations has received notice of any violation of any immigration and naturalization Legal Requirement.

                  (o) The classification by the Acquired Corporations or a Company ERISA Affiliate of individuals as employees or independent contractors has been made in compliance with all applicable Legal Requirements. None of the Acquired Corporations nor any of its Company ERISA Affiliates has (i) used the services or workers provided by third party contract labor suppliers, temporary employees, "leased employees" (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any of the Company Employee Plans or the imposition of penalties or excise taxes with respect to the Company Employee Plans by the IRS, the Department of Labor, or the Pension Benefit Guaranty Corporation.

         2.14     ENVIRONMENTAL MATTERS.

                  Each of the Acquired Corporations is in compliance with, and has conducted its activities in compliance with, all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all material permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to so comply would not result in a material liability or clean up obligation on the Acquired Corporations. The consummation of the transactions contemplated by this Agreement will not affect the validity of such material permits and Governmental Authorizations held by the Company or any of the Acquired Corporations, and will not require any filing, notice, or remediation under any Environmental law. To the knowledge of the Company, there are no past or present events, conditions, activities, or practices which would reasonably be expected to prevent the Company's or any of the Acquired Corporations' compliance in all material respects with any Environmental Law, or which would reasonably be expected to give rise to any material liability of the Company or any of the Acquired Corporations under any Environmental Law. Within the past seven years, none of the Acquired Corporations has received any written notice, or to its knowledge, other communication (in writing or otherwise) that alleges that any of the Acquired Corporations is not in material compliance with any Environmental Law, and the Company has no knowledge of any circumstances that would reasonably be expected to result in such claims or communications. To the Company's knowledge, no current or prior owner of any property owned, leased or controlled by any of the Acquired Corporations has received any written notice or other communication (in writing or otherwise) that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law in such a manner as would be reasonably likely to result in a material liability or clean up obligation on any Acquired Corporation. Neither the Company nor any of the Acquired Corporations has assumed by contract, agreement or otherwise any liabilities or obligations arising under any Environmental Law, or is currently performing any required investigation, response or other corrective action under any Environmental Law. There are no underground storage tanks or related piping on any property owned, leased, controlled by or used by any of the Acquired Corporations, and any former such tanks and piping have been removed or closed in accordance with applicable Environmental Laws. To the Company's knowledge, all property that is owned by, leased to, controlled by or used by any of the Acquired Corporations is free of any friable asbestos or asbestos-containing material.

         2.15     LEGAL PROCEEDINGS; ORDERS.

                  Except as set forth in the Company SEC Documents or in
Schedule 2.15 of the Company Disclosure Letter, there is no pending Legal Proceeding and, to the Company's knowledge, within the past 24 months no Person has threatened in writing to commence any Legal Proceeding, that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations, in each case which would be reasonably likely to be material to the Acquired Corporations; and there is no Order to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject.

         2.16     VOTE REQUIRED.

                  The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and otherwise approve and consummate the Merger as set forth herein.

         2.17     FOREIGN CORRUPT PRACTICES ACT.

                  Neither the Company, any other Acquired Corporation, any of the Acquired Corporation's officers, directors, nor, to the Company's knowledge, any employees or agents, distributors, representatives or other persons acting on the express, implied or apparent authority of any Acquired Corporation, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Body in the United States or elsewhere in connection with or in furtherance of the business of any of the Acquired Corporations (including any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist any Acquired Corporation in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). Neither the business of the Company nor of any other Acquired Corporation is in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements. Neither the Company nor any other Acquired Corporation has otherwise taken any action that could cause the Company or any other Acquired Corporation to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable Legal Requirements of similar effect.

         2.18     REAL PROPERTY.

                  Except as set forth in Schedule 2.18 of the Company Disclosure Letter, the Company has good and marketable title to, or a valid leasehold interest in, all of its real properties, in each case free and clear of all Encumbrances. Schedule 2.18 of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Acquired Corporations at any time during the past five years and a true and correct list of all real property currently leased by each of the Acquired Corporations identifying, with respect to each lease of such real property, the date of, the parties to, and any amendments, modifications, extensions or other supplements to such lease. No Acquired Corporation has sent or received any written notice of any default under any of the leases of real property to which it is party. No Acquired Corporation is in material breach of, or in default in any material respect under, any covenant, agreement, term or condition of or contained in any lease of real property to which it is a party and there has not occurred any event that with the lapse of time or the giving of notice or both could constitute such a default or breach.

         2.19     INSURANCE POLICIES.

                  The Company has delivered to Parent prior to the date hereof a complete and accurate list of all insurance policies in force naming the Company, any of the other Acquired Corporations or any director, officer or employee thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any other Acquired Corporation has paid or is obligated to pay all or part of the premiums. Neither the Company nor any other Acquired Corporation has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the Acquired Corporations is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by the Company or any other Acquired Corporation as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any other Acquired Corporation. Except for the self-insurance retentions or deductibles set forth in the policies contained in the aforementioned list, the policies are adequate in scope and amount to cover all prudent and reasonably foreseeable risks which may arise in the conduct of the business of the Acquired Corporations that would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

         2.20     INFORMATION TO BE SUPPLIED.

                  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Company Proxy Statement or Parent Proxy Statement will, at the time the Company Proxy Statement or the Parent Proxy Statement is mailed to the stockholders of the Company or to the stockholders of Parent, as the case may be, or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or to be supplied by Parent or Merger Sub that is included or incorporated by reference in the foregoing documents.

         2.21     TAKEOVER STATUTES; COMPANY RIGHTS PLAN.

                  (a) The approval of the Agreement and the transactions contemplated hereby, including the Merger, by the Board of Directors of the Company referred to in Section 2.2 constitutes the approval of this Agreement and the transactions contemplated hereby, including the Merger, for purposes of the DGCL and represents the only action necessary to ensure that any "business combination" (as defined in Section 203 of the DGCL) or other applicable provision of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. To the Company's knowledge, no other Takeover Laws are applicable to the Merger, this Agreement, or any of the transactions contemplated hereby and thereby.

                  (b) The Company Rights Plan has been amended so that (A) Parent, Merger Sub and any of their "Affiliates" or "Associates" (as such terms are defined in the Company Rights Plan) are exempt from the definition of "Acquiring Person" contained in the Company Rights Plan, and no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Plan) will occur as a result of the execution of this Agreement or any other transactions contemplated by this Agreement or the consummation of the Merger and (B) the Company Rights Plan will terminate and the Company Stock Rights associate therewith will expire immediately prior to the Effective Time. The Company Rights Plan, as so amended, has not been further amended or modified.

         2.22     FINANCIAL ADVISOR.

                  Except with respect to Piper Jaffray & Co. and C.E. Unterberg, Towbin, LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of its agreements with Piper Jaffray & Co. and C.E. Unterberg, Towbin, LLC.

         2.23     OPINION OF FINANCIAL ADVISOR.

                  The Company's Board of Directors has received the opinion of Piper Jaffray & Co., financial advisor to the Company, that, subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration proposed to be paid in the Merger pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock as of the date of this Agreement. The Company will furnish an accurate and complete copy of said opinion to Parent.

         2.24     AFFILIATE TRANSACTIONS.

                  Schedule 2.24 of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which any Acquired Corporation, on the one hand, and any of their respective officers or directors (or any of their respective Affiliates, other than any Acquired Corporation) on the other hand, are or have been a party or otherwise bound or affected, and that (a) are currently pending, in effect or have been in effect during the past 12 months, (b) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to any Acquired Corporation, taken as a whole and (c) are not Company Employee Plans disclosed in Schedule 2.13(a) of the Company Disclosure Letter.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Except as disclosed in Parent SEC Documents filed prior to the date hereof or the Disclosure Letter delivered by Parent and Merger Sub to the Company prior to the execution and delivery of this Agreement (the "Parent Disclosure Letter") and referred to in the section of the Parent Disclosure Letter corresponding to the section(s) of this Section 3 to which such disclosure applies (unless it is reasonably apparent from the face of such disclosure that the disclosure or statement in one section of the Parent Disclosure Letter should apply to one or more sections thereof), Parent and Merger Sub represent and warrant to the Company as follows:

         3.1      DUE ORGANIZATION; SUBSIDIARIES.

                  Parent is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation, and each of the other AngioDynamics Corporations which is a "significant subsidiary" (as defined in Regulation S-X) of Parent is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation or formation. Each of the AngioDynamics Corporations has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its material obligations under all Parent Material Contracts. Each of the AngioDynamics Corporations is qualified to do business as a foreign corporation, and is in good standing, under the Legal Requirements of all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the AngioDynamics Corporations. Parent has delivered or made available to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter or organizational documents of each of the AngioDynamics Corporations, including all amendments thereto (collectively, the "Parent Organization Documents"). Parent has no Subsidiaries, except for the corporations identified in Schedule 3.1 of the Parent Disclosure Letter. Parent and each of its Subsidiaries are collectively referred to herein as the "AngioDynamics Corporations". None of the AngioDynamics Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than the AngioDynamics Corporations' interests in their Subsidiaries identified in Schedule 3.1 of the Parent Disclosure Letter.

         3.2      AUTHORITY; BINDING NATURE OF AGREEMENT.

                  Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and, subject to the receipt of the stockholder approval contemplated by Section 5.2, to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the approval of the stockholders of Parent. Parent hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by unanimous vote (i) determined that the Merger is in the best interests of Parent and its stockholders, (ii) approved, adopted and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) determined to make the Parent Recommendation to the stockholders of Parent. Merger Sub hereby represents that its Board of Managers, by unanimous written consent, approved and adopted this Agreement, declared it advisable and approved the Merger and the other transactions contemplated by this Agreement, and recommended that the Parent adopt this Agreement. Parent hereby represents that it, as the sole member of Merger Sub, will approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement immediately after the execution and delivery of this Agreement by the parties hereto.

         3.3      CAPITALIZATION, ETC.

                  (a) The authorized capital stock of Parent consists of: (i) 45,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of Parent Preferred Stock, of which 50,000 shares have been designated as Series A Junior Participating Preferred Stock pursuant to the Parent Rights Agreement. Parent has not authorized any other class of capital stock other than the Parent Common Stock and Parent Preferred Stock. As of November 24, 2006, 15,675,324 shares of Parent Common Stock have been issued or are outstanding and no shares of Preferred Stock have been issued or are outstanding. No shares of Parent Common Stock are held in Parent's treasury or are held by any of Parent's Subsidiaries. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of Parent. There is no Contract to which Parent is a party and, to Parent's knowledge, there is no Contract between other Persons, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of, any shares of Parent Common Stock. None of the AngioDynamics Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

                  (b) As of November 24, 2006, 1,497,674 shares of Parent Common Stock are reserved for issuance pursuant to stock options under the 1997 Stock Option Plan (as amended and together with all stock option agreements evidencing grants thereunder, the "1997 Stock Plan"), of which options to acquire 493,870 shares of Parent Common Stock are outstanding, 2,000,000 shares of Parent Common Stock are reserved for issuance under the 2004 Stock and Incentive Plan (as amended and together with all stock option agreements evidencing grants thereunder, the "2004 Stock Plan"), of which options to acquire 945,233 shares of Parent Common Stock are outstanding, and 200,000 shares of Parent Common Stock are available for issuance under the 2004 Employee Stock Purchase Plan ("Parent ESPP"). Stock options granted by the Company pursuant to the 1997 Stock Plan and the 2004 Stock Plan (together, the "Parent Stock Option Plans"), as well as any stock options granted by Parent outside of the Parent Stock Option Plans (but excluding the Parent ESPP), are referred to collectively herein as "Parent Options." Parent has delivered or made available to Company accurate and complete copies of the Parent ESPP, all stock option plans pursuant to which Parent has granted Parent Options, and the forms of all stock option agreements evidencing such options. There have been no repricings of any Parent Options through amendments, cancellation and reissuance or other means during the current or prior two calendar years. None of the Parent Options have been granted in contemplation of the Merger or the transactions contemplated in this Agreement and no Parent Options have been granted since November 24, 2006. None of the Parent Options were granted with exercise prices below or deemed to be below fair market value on the date of grant. All grants of Parent Options were validly made and properly approved by the board of directors of Parent (or a duly authorized committee or subcommittee thereof) in compliance with all applicable law and recorded on the Parent Financial Statements in accordance with GAAP, and no such grants involved any "back dating," "forward dating" or similar practices with respect to such grants.

                  (c) Except as set forth in Section 3.3(a) or Section 3.3(b) above, and other than the Parent Rights Agreement and the rights thereunder, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the AngioDynamics Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the AngioDynamics Corporations; (iii) rights agreement, stockholder rights plan or similar plan commonly referred to as a "poison pill"; or (iv) Contract under which any of the AngioDynamics Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities ("Parent Rights Agreements") (items (i) through (iv) above, collectively, "Parent Stock Rights").

                  (d) All outstanding shares of Parent Common Stock, all outstanding Parent Options and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in Contracts applicable to the issuance of Parent Common Stock, granting Parent Options and/or the issuance of shares of capital stock of any Parent Subsidiary. All of the outstanding shares of capital stock of each of the Parent's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and, except as required by Legal Requirements applicable to each of the AngioDynamics Corporations which is formed or incorporated under the laws of a foreign jurisdiction, are owned beneficially and of record by Parent, free and clear of any Encumbrances.
Schedule 3.3(d) of the Parent Disclosure Letter sets forth all entities (other than Subsidiaries) in which any of the AngioDynamics Corporations has any ownership interest and the amount of such interest.

                  (e) Parent directly owns all of the equity interests of Merger Sub.

         3.4      NON-CONTRAVENTION; CONSENTS.

                  Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger, or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of any of the provisions of the Parent Organization Documents or any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of any of the AngioDynamics Corporations;

                  (b) subject to such filings, if any, as may be required pursuant to the HSR and any Governmental Body action related thereto, contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the AngioDynamics Corporations, or any of the material assets owned or used by any of the AngioDynamics Corporations, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the AngioDynamics Corporations or that is otherwise material to the business of any of the AngioDynamics Corporations or to any of the assets owned or used by any of the AngioDynamics Corporations; or

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract (except for any such violation or breach which by its terms can be cured and is so cured within the applicable cure period or where the non-breaching party has no right to accelerate or terminate as a result of such violation or breach), or give any Person the right to (i) declare a default or exercise any remedy under any Parent Material Contract, (ii) accelerate the maturity or performance of any Parent Material Contract, or (iii) cancel, terminate or modify any term of any Parent Material Contract.

                  Except as may be required by the Securities Act, the Exchange Act, the DGCL and the rules and regulations of the Nasdaq (as such rules and regulations relate to the Registration Statement and the Proxy Statement) and such filings as may be required pursuant to the HSR and except for any Consent required under any Parent Material Contract, none of the AngioDynamics Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in the case of subsections (x) and (y), where the failure to make such filing, give such notice or obtain any such consent would not have a Material Adverse Effect on the AngioDynamics Corporations.

         3.5      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) All statements, reports, schedules, forms, exhibits and other documents required to have been filed by Parent with the SEC since March 5, 2004 (the "Parent SEC Documents") have been so filed. As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Parent SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Parent nor any of its officers has received any notice from the SEC or any other Governmental Body questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

                  (c) Parent is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, and the provisions of the Exchange Act and the Securities Act relating thereto which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to Parent.

                  (d) The financial statements (including related notes, if any) contained in the Parent SEC Documents (the "Parent Financial Statements"):
(i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material), and
(iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "Parent Balance Sheet" means that consolidated balance sheet of Parent and its consolidated subsidiaries as of September 2, 2006 set forth in the Parent's Quarterly Report on Form 10-Q filed with the SEC on October 11, 2006 (the "Parent 10-K") and the "Parent Balance Sheet Date" means September 2, 2006.

                  (e) Parent maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization, (iv) the recorded amount for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (vi) all such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Parent required under the Exchange Act with respect to such reports. There are no significant deficiencies or material weaknesses in the design or operation of Parent's internal controls, and Parent has not been informed by its independent auditors, accountants, consultants or others involved in the review of internal controls that any such significant deficiencies or material weaknesses exist, which could adversely affect Parent's ability to record, process, summarize and report financial data. There is no fraud in connection with the Parent Financial Statements, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls.

         3.6      ABSENCE OF CHANGES.

                  (a) Since the Parent Balance Sheet Date,

                           (i) none of the AngioDynamics Corporations has made
any material changes in its pricing polices or payment or credit practices or failed to pay any creditor any material amount owed to such creditor when due or granted any extensions or credit other than in the ordinary course of business consistent with prior practice;

                           (ii) none of the AngioDynamics Corporations has
terminated or closed any material facility, business or operation;

                           (iii) none of the AngioDynamics Corporations has
written up or written down any of its material assets; and

                           (iv) there has been no material loss, destruction or
damage to any item of property of the AngioDynamics Corporations, whether or not insured.

                  (b) Except as set forth in Schedule 3.6(b) of the Parent Disclosure Letter, since the Parent Balance Sheet Date and through the date of this Agreement:

                           (i) there has not been any event that has had a
Material Adverse Effect on the AngioDynamics Corporations, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the AngioDynamics Corporations;

                           (ii) each of the AngioDynamics Corporations has
operated its respective business in the ordinary course consistent with prior practice;

                           (iii) none of the AngioDynamics Corporations has (A)
declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (B) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (C) made any capital expenditure which, when added to all other capital expenditures made on behalf of the AngioDynamics Corporations since the Parent Balance Sheet Date, exceeds $250,000, in the aggregate; (D) made any material Tax election; (E) settled any Legal Proceedings involving amounts in excess of $100,000; or (F) entered into or consummated any transactions with any affiliate;

                           (iv) none of the AngioDynamics Corporations has (A)
sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business consistent with prior practice; (B) mortgaged, pledged or subjected to any Encumbrance any of their respective property, business or assets; (C) entered into or amended any lease of real property (whether as lessor or lessee); or (D) canceled or compromised any debt or claim other than accounts receivable in the ordinary course of business consistent with prior practice;

                           (v) none of the AngioDynamics Corporations has (A)
amended or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of any of the Parent Employee Plans or any provision of any agreement or Parent Stock Option Plan evidencing any outstanding Parent Option; (B) caused or permitted any Parent Employee Plan to be amended in any material respect; or (C) paid any bonus or other incentive or equity compensation or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or consultants;

                           (vi) there has been no material labor dispute
(including any work slowdown, stoppage or strike) involving the AngioDynamics Corporations;

                           (vii) none of the AngioDynamics Corporations has
made any change in its methods of accounting or accounting practices;

                           (viii) none of the AngioDynamics Corporations has
made any loan, advance or capital contributions to, or any other investment in, any Person;

                           (ix) none of the AngioDynamics Corporations has
terminated or amended, or suffered a termination of, any Parent Material
Contract;

                           (x) none of the AngioDynamics Corporations has
entered into any contractual obligation to do any of the things referred to elsewhere in this Section 3.6; and

                           (xi) there has been no material development in any
Legal Proceeding described in a Parent SEC Document.

         3.7      PROPRIETARY ASSETS.

                  (a) Schedule 3.7(a) of the Parent Disclosure Letter sets forth as of the date of this Agreement (i) all U.S. and foreign patents, patent applications, registered trademarks, material unregistered trademarks, trademark applications, copyright registrations and copyright applications, Internet domain names, computer software (other than third party software generally available for sale to the public) and fictitious name and assumed name registrations owned by any of the AngioDynamics Corporations, (ii) all patent applications and other Proprietary Assets that are currently in the name of inventors or other Persons and for which an AngioDynamics Corporation has the right to receive an assignment and (iii) all material third party licenses for Proprietary Assets to which an AngioDynamics Corporation is the licensee party and which are not set forth on Schedule 3.8(a)(iii) of the Parent Disclosure Letter. Each AngioDynamics Corporation has good, valid and marketable title to, or has a valid right to use, license or otherwise exploit, all of the material AngioDynamics Corporation Proprietary Assets necessary for the conduct of such AngioDynamics Corporation's business as presently conducted, free and clear of all Encumbrances. None of the AngioDynamics Corporations has developed jointly with any other Person any material AngioDynamics Corporation Proprietary Asset with respect to which such other Person has any rights. Other than the Material AngioDynamics Corporations IP Contracts and the Contracts entered into in the ordinary course of business consistent with prior practice that are not, with respect to any individual Contract, material to the AngioDynamics Corporations, there is no AngioDynamics Corporation Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any AngioDynamics Corporation Proprietary Asset owned or exclusively licensed by any of the AngioDynamics Corporations.

                  (b) (i) All AngioDynamics Corporation Proprietary Assets owned by any of the AngioDynamics Corporations are subsisting and in effect, and to the Parent's knowledge, valid and enforceable; (ii) none of the AngioDynamics Corporation Proprietary Assets and no Proprietary Asset that is currently being developed or reduced to practice or which is the subject of a current invention disclosure by any of the AngioDynamics Corporations (either by itself or with any other Person) infringes, misappropriates, conflicts with or otherwise violates any Proprietary Asset owned or used by any other Person;
(iii) none of the products or services that is or has been designed, created, developed, assembled, performed, manufactured, sold, marketed or licensed by any of the AngioDynamics Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products or services has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the AngioDynamics Corporations has received in the past three (3) years any written, or to Parent's knowledge, oral notice or of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person;
(iv) the operation of the business of each AngioDynamics Corporation as it currently is conducted does not, and will not when conducted immediately following the Closing, infringe or misappropriate or make any unlawful or unauthorized use of any Proprietary Asset of any other Person; and (v) to Parent's knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any AngioDynamics Corporation Proprietary Asset, and no such claims have been asserted or threatened against any Person by Parent or, to the knowledge of Parent, any other Person, in the past three (3) years. The AngioDynamics Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable each of the AngioDynamics Corporations to conduct its business in the manner in which such business is currently being conducted. None of the AngioDynamics Corporations has entered into any covenant not to compete or any Contract limiting its ability to exploit fully any AngioDynamics Corporation Proprietary Assets owned or licensed by such AngioDynamics Corporation or to transact business in any market or geographical area or with any Person.

                  (c) Each AngioDynamics Corporation has taken all reasonable steps that are required to protect such AngioDynamics Corporation's rights in confidential information and trade secrets of the AngioDynamics Corporation or provided by any other Person to the AngioDynamics Corporation. Without limiting the foregoing, each AngioDynamics Corporation has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information and confidentiality agreement, substantially in the forms previously made available to the Company and listed on Schedule 3.7(c) of the Parent Disclosure Letter, and all current and former employees, consultants and contractors of such AngioDynamics Corporation have executed such an agreement.

                  (d) Neither this Agreement nor the transactions contemplated by this Agreement will result in: (i) the Company, any of its affiliates or the Surviving Entity granting to any third party any incremental right to or with respect to or non-assertion under any Proprietary Assets owned by, or licensed to, any of them, (ii) the Company, any of its affiliates or the Surviving Entity, being bound by, or subject to, any incremental non-compete or other incremental material restriction on the operation or scope of their respective businesses, (iii) the Company, any of its affiliates or the Surviving Entity being obligated to pay any incremental royalties or other material amounts, or offer any incremental discounts, to any third party or
(iv) the AngioDynamics Corporations being required under a Contract to procure or attempt to procure from the Company or any of its subsidiaries a license grant to or covenant not to assert in favor of any Person. As used in this
Section 3.7(d), an "incremental" right, non-compete, restriction, royalty or discount refers to a right, non-compete, restriction, royalty or discount, as applicable, in excess, whether in terms of contractual term, contractual rate or scope, of those that would have been required to be offered or granted, as applicable, had the parties to this Agreement not entered into this Agreement or consummated the transactions contemplated hereby.

                  (e) With respect to the use of software in the business of each of the AngioDynamics Corporations as such business is currently conducted, to the knowledge of Parent, no such software contains defects in its operation or any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software. Such software has been validated for its use. There have been no material security breaches in any of the AngioDynamics Corporations' information technology systems, and there have been no disruptions in any of the AngioDynamics Corporations' information technology systems that materially adversely affected such AngioDynamics Corporations' business or operations. Each AngioDynamics Corporation has evaluated their disaster recovery and backup needs and have implemented plans and systems that reasonably address their assessment of risk.

                  (f) All products of the AngioDynamics Corporations ("AngioDynamics Product") conform in all material respects with all applicable contractual commitments and all express and implied warranties, the AngioDynamics Corporations' published product specifications and with all regulations, certification standards and other requirements of any applicable governmental entity or third party. The channel activities of the AngioDynamics Corporations related to sales or distribution of AngioDynamics Products conform in all material respects with all applicable contractual commitments. The AngioDynamics Corporations have no liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due or otherwise) for replacement or modification of any AngioDynamics Product or other damages in connection therewith other than in the ordinary course of business. There are no known material defects in the design or technology embodied in any AngioDynamics Product which impair or are likely to impair the intended use of such AngioDynamics Product. There is no presently pending, or, to the knowledge of Parent, threatened, and, to the knowledge of Parent, there is no basis for, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any AngioDynamics Product. None of the AngioDynamics Corporations have extended to any of its customers any written product warranties, indemnifications or guarantees that deviate in any material respect from the standard product warranties, indemnification arrangements or guarantees of the AngioDynamics Corporations.

         3.8      CONTRACTS.

                  (a) For purposes of this Agreement, each of the following shall be deemed to constitute a "Parent Material Contract", which Parent Material Contracts and all amendments thereto, in each case as of the date of this Agreement are listed on Schedule 3.8 of the Parent Disclosure Letter and copies of which have been made been made available to the Company; provided, however, that no Parent Employee Plans shall be or shall be deemed to be a Parent Material Contract:

                           (i) any AngioDynamics Corporation Contract that is
required by the rules and regulations of the SEC to be filed as an exhibit to the Parent SEC Documents;

                           (ii) any AngioDynamics Corporation Contract relating
to (A) the employment of any employee or the services of any independent contractor or consultant and pursuant to which any of the AngioDynamics Corporations is or may become obligated to make any severance or termination payment in excess of $50,000 or (B) any bonus, relocation or other payment in excess of a material amount to any current or former employee, independent contractor, consultant, officer or director (other than payments, in the case of (A) and (B) above, in respect of salary or pursuant to standard severance policies, existing bonus plans or standard relocation policies of Parent which are listed on Schedule 3.8(a) of the Parent Disclosure Letter; but not including any Parent Employee Plan);

                           (iii) any AngioDynamics Corporation Contract
relating to the acquisition, transfer, development, sharing or license of any material Proprietary Asset, including the Contracts set forth on Schedule 3.7(a)(iii) of the Parent Disclosure Letter (except for any AngioDynamics Corporation Contract pursuant to which (A) any Proprietary Asset is licensed to the AngioDynamics Corporations under any third party software license generally available for sale to the public), "Material AngioDynamics Corporation IP Contract" or (B) any material Proprietary Asset is licensed by any of the AngioDynamics Corporations to any customer in connection with the sale of any product in the ordinary course of business consistent with prior practice);

                           (iv) any AngioDynamics Corporation Contract with any
officer, director or affiliate of Parent;

                           (v) any AngioDynamics Corporation Contract creating
or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities, under which an AngioDynamics Corporation has continuing material obligations;

                           (vi) any AngioDynamics Corporation Contract that
involves the payment or expenditure by an AngioDynamics Corporation in excess of $50,000 that may not be terminated by such AngioDynamics Corporation (without penalty) within 60 days after the delivery of a termination notice by the applicable AngioDynamics Corporation;

                           (vii) any AngioDynamics Corporation Contract
contemplating or involving the payment or delivery of cash or other consideration to an AngioDynamics Corporation in excess of $50,000;

                           (viii) any AngioDynamics Corporation Contract
imposing any restriction on the right or ability of any AngioDynamics Corporation to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, or (C) develop or distribute any material technology; and

                           (ix) any other AngioDynamics Corporation Contract,
if a breach of such AngioDynamics Corporation Contract could reasonably be expected to have a Material Adverse Effect on the AngioDynamics Corporations.

                  (b) Each Parent Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms subject to (A) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies, except to the extent they have expired in accordance with their terms and except where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to the AngioDynamics Corporations. Parent has delivered to or made available to the Company true and complete copies of each Parent Material Contract, except in the case of a Parent Material Contract which is derived from a standard form agreement of the AngioDynamics Corporations, Parent has delivered to or made available to the Company a form or forms of such agreement. In each case where a Parent Material Contract is derived from a standard form agreement, all of the terms, conditions and provisions of such Parent Material Contract are substantially similar with respect to material terms to the form agreement from which such agreement derived.

                  (c) None of the AngioDynamics Corporations has materially violated or breached, or committed any material default under, any Parent Material Contract. To Parent's knowledge, no other Person has materially violated or breached, or committed any material default under, any Parent Material Contract.

                  (d) To Parent's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (i) result in a material violation or breach of any provision of any Parent Material Contract by any of the AngioDynamics Corporations; (ii) give any Person the right to declare a material default or exercise any remedy under any Parent Material Contract;
(iii) give any Person the right to accelerate the maturity or performance of any Parent Material Contract; or (iv) give any Person the right to cancel or terminate, or modify in any material respect, any Parent Material Contract

         3.9      LIABILITIES.

                  Except as disclosed in Parent SEC Documents, since the Parent Balance Sheet Date, none of the AngioDynamics Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether due or to become due) required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities that are reflected in the "Liabilities" column of the Parent Balance Sheet and the notes thereto, (b) normal and recurring liabilities that have been incurred by the AngioDynamics Corporations since the Parent Balance Sheet Date in the ordinary course of business consistent with prior practice, and (c) liabilities incurred in connection with the transactions contemplated by this Agreement.

         3.10     COMPLIANCE WITH LEGAL REQUIREMENTS; FDA MATTERS.

                  (a) Each of the AngioDynamics Corporations is in compliance in all material respects with all applicable Legal Requirements. Within the past three years, none of the AngioDynamics Corporations has received any written notice or, to Parent's knowledge, other communication from any Governmental Body regarding any actual or possible material violation of, or failure to comply in all material respects with, any Legal Requirement.

                  (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the AngioDynamics Corporations, each of the AngioDynamics Corporations is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, clearances, approvals and orders of any Government Body, including the FDA and similar authorities in the U.S. and non-U.S. jurisdictions necessary for each AngioDynamics Corporation to own, lease and operate its properties or to develop, produce, store, distribute, promote and sell its products or otherwise to carry on its business as it is now being conducted (the "Parent Permits"), and, as of the date of this Agreement, such Parent Permits are in full force and effect and no suspension or cancellation of any of Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on the AngioDynamics Corporations. Except for conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect on the AngioDynamics Corporations, no AngioDynamics Corporation is in conflict with, or in violation or default of,
(i) any law applicable to such AngioDynamics Corporation or by which any property, asset, operation, or product of an AngioDynamics Corporation is bound or affected, including the FDCA, Titles XVIII and XIX of the federal Social Security Act, including the federal Health Care Programs Anti-Kickback Statute, HIPAA, the Federal False Claims Act, or any other similar act or law or (ii) any Parent Permit.

                  (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the AngioDynamics Corporations:

                           (i) all manufacturing operations of the
AngioDynamics Corporations are being conducted in substantial compliance with applicable good manufacturing practice pursuant to the Quality System Regulation (21 C.F.R Part 820);

                           (ii) all necessary clearances or approvals from
governmental agencies for all device products which are manufactured or sold by the AngioDynamics Corporations have been obtained, and each AngioDynamics Corporation is in substantial compliance with the most current form of each applicable clearance, approval, or regulatory standards applicable to devices for which no clearance or approval is required, with respect to the development, design, manufacture, labeling, storage, distribution, promotion and sale by the such AngioDynamics Corporation of such products;

                           (iii) all of the clinical studies which have been,
or are being conducted by or for the AngioDynamics Corporations, are being conducted in substantial compliance with required experimental protocols, procedures and controls, with generally accepted good clinical practices (pursuant to 21 C.F.R. Parts 50, 54, 56, 58 and 812) and all applicable government regulatory, statutory and other requirements;

                           (iv) to the knowledge of Parent, none of its
respective officers, employees or agents (during the term of such person's employment by any AngioDynamics Corporation or while acting as an agent of an AngioDynamics Corporation) has made any untrue statement of a material fact or fraudulent statement to the FDA or any governmental agency (including non-U.S. regulatory agencies), failed to disclose a material fact required to be disclosed to the FDA or similar governmental agency (including non-U.S. regulatory agencies), or to the knowledge of Parent, committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or similar governmental agency (including non-U.S. regulatory agencies) to invoke its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto (or "Application Integrity Policy") or similar governmental policy or regulation (including non-U.S. policies or regulations);

                           (v) to the knowledge of Parent, no AngioDynamics
Corporation has received any written notice within the past three years that the FDA or any similar governmental agency (including non-U.S. regulatory agencies) has commenced, or threatened to initiate, any action to withdraw its clearance or approval, or to request the recall, of any product of an AngioDynamics Corporation, or commenced, or overtly threatened to initiate any action to enjoin production at any facility of an AngioDynamics Corporation;

                           (vi) to the knowledge of Parent, as to each medical
device, drug, biologic or other article manufactured and/or distributed by an AngioDynamics Corporation, within the past three (3) years such article was not and/or is not adulterated or misbranded within the meaning of the FDCA or any similar governmental act or law of any jurisdiction (including non-U.S. jurisdictions); and

                           (vii) to the knowledge of Parent, none of the
officers or employees of the AngioDynamics Corporations (during the term of such person's employment by an AngioDynamics Corporation or while acting as an agent of an AngioDynamics Corporation), subsidiaries or affiliates was subject to an FDA debarment order, nor have any such persons been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable law.

                  (d) As to each product subject to the jurisdiction of the FDA under the FDCA which is developed, manufactured, tested, validated, distributed, held and/or marketed by the AngioDynamics Corporations, to the knowledge of Parent such product is being developed, manufactured, held and distributed in substantial compliance with all applicable requirements under the FDCA and the PDMA and similar state laws, if applicable, including such requirements relating to investigational use, premarket clearance, premarket approval, registration and device listing, design control, wholesale drug distribution permitting, good manufacturing practice, labeling, advertising, record keeping, filing of reports (e.g., 21 C.F.R. Parts 803 and 806) and security, except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on the AngioDynamics Corporations.

                  (e) To the knowledge of Parent, each AngioDynamics Corporation has, prior to the execution of this Agreement, provided to Parent copies of or made available for Parent's review any and all documents in its possession material to assessing the AngioDynamics Corporation's compliance with the FDCA and implementing regulations for the prior three years, including copies in its possession of (i) all FDA Establishment Inspection reports, FDA Form 483 and all correspondence between the Acquired Corporation and the FDA relating to each such Establishment Inspection report, FDA Form 483, Warning Letters and company responses issued during the last three years; (ii) all audit reports performed during the last three years, whether performed by the AngioDynamics Corporations or an outside consultant; (iii) any material document (prepared by the AngioDynamics Corporations) concerning any material oral or written communication received from the FDA, or any other governmental department or agency during the last three years; (iv) any administrative or judicial order, ruling, consent decree or agreement issued or entered into during the last three years in which an AngioDynamics Corporation or its respective predecessor companies were a named party; or (v) any recall notice or order and all company responses relating to any product of the AngioDynamics Corporations.

                  (f) Schedule 3.10(f) of Parent Disclosure Letter sets forth a complete and accurate list of (i) medical devices, drugs, biologics, or other article currently manufactured or distributed by the AngioDynamics Corporations and listed or registered with the FDA or similar U.S. or non-U.S. governmental agency, (ii) each clinical trial protocol submitted by the AngioDynamics Corporations to the FDA or similar U.S. or non-U.S. governmental agency within the last three years, (iii) each Pre-Market Approval application (PMA) or Premarket Notification (510(k)) and any amendments or supplements thereto filed by the AngioDynamics Corporations pursuant to the FDCA, or any non-US. equivalents, (iv) each New Drug Application (NDA) or Biologic License Application (BLA) filed by AngioDynamics Corporations pursuant to the FDCA or the Public Health Service Act, as amended, or any non-U.S. equivalents.

                  (g) (i) Each of the AngioDynamics Corporations is in compliance, to the extent applicable, with any HIPAA obligations, and the transactions contemplated by this Agreement are in accordance with, and will not violate or result in the violation of, HIPAA by the AngioDynamics Corporations; (ii) no AngioDynamics Corporation has received any communication or inquiry (whether written or oral) from the Department of Health and Human Services, the Federal Trade Commission, or any other Governmental Body regarding its failure to comply, in any material respect with one or more of HIPAA's provisions (other than an industry-wide communication not specifically targeted to any AngioDynamics Corporation);
(iii) no certification organization has concluded or stated that any AngioDynamics Corporation has failed or may fail to comply with HIPAA or any requirement or element thereof, including one or more of the HIPAA electronic transaction standards; and (iv) no AngioDynamics Corporation has received any communication (whether written or oral) from any individual, customer, or trading partner regarding its failure to comply in any material respect with one or more of HIPAA's provisions.

                  (h) No AngioDynamics Corporation is engaged in any activity, whether alone or in concert with one or more of its customers, which would constitute a violation of any Legal Requirement (including (i) federal anti-fraud and abuse or similar laws pertaining to Medicare, Medicaid or any other federal health care or insurance program; (ii) state laws pertaining to Medicaid or any other state health care or insurance programs; (iii) state or federal laws pertaining to billings to insurance companies, health maintenance organizations, and other managed care plans or insurance fraud; and (iv) federal and state laws relating to collection agencies in the performance of collection services) prohibiting fraudulent, abusive or unlawful practices connected in any way with the provisions of health care services, the billing for such services provided to a beneficiary of any state, federal or private health or insurance program or credit collection services, except for violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the AngioDynamics Corporations. Without limiting the generality of the foregoing, no AngioDynamics Corporation has directly or indirectly, knowingly and willfully paid, offered to pay or agreed to pay, or solicited or received, any fee, commission, sum of money, property or other remuneration to or from any person which is or may be illegal under 42 U.S.C. ss. 1320a-7b(b) or any similar state law.

                  (i) No AngioDynamics Corporation nor, to the knowledge of the Parent, any of the AngioDynamics Corporations' respective officers, directors, employees or agents (as those terms are defined under 42 C.F.R. 1001.1001): (i) has had a civil monetary penalty assessed against him, her or it, as the case may be, under Section 1128A of the Social Security Act or any regulations promulgated thereunder; (ii) has been debarred, excluded or suspended from participation under the Medicare program, Medicaid program or any other federal or state health program or any regulations promulgated thereunder; or (iii) has been charged with convicted of any criminal offense relating to the delivery of any item or service under Medicare, Medicaid, or other federal or state health program.

         3.11     GOVERNMENTAL AUTHORIZATIONS.

                  Each of the AngioDynamics Corporations holds all Governmental Authorizations necessary to enable such AngioDynamics Corporation to conduct its business in the manner in which such business is currently being conducted except where the failure to hold such Governmental Authorizations would not be reasonably likely to have a Material Adverse Effect on the AngioDynamics Corporations. All such Governmental Authorizations are valid and in full force and effect. Each AngioDynamics Corporation is in compliance in all material respects with the terms and requirements of such Governmental Authorizations. None of the AngioDynamics Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply in any material respect with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         3.12     TAX MATTERS.

                  (a) The AngioDynamics Corporations have paid or provided adequate reserves, in accordance with GAAP, for all material Taxes, due and payable by any of them for or with respect to all periods up to and including the date hereof whether or not such Taxes were shown on any Tax Return and without regard to whether such Taxes are or were disputed.

                  (b) Each of the AngioDynamics Corporations has filed on a timely basis (taking into account any extensions of time an AngioDynamics Corporation was granted) all income Tax Returns and all other material Tax Returns that each was required to file. None of the AngioDynamics Corporations is currently the beneficiary of any extension of time within which to file any Tax Return. No claim that has not been resolved has ever been made to an AngioDynamics Corporation by an authority in a jurisdiction where the AngioDynamics Corporations do not file Tax Returns that any one of them is or may be subject to taxation by that jurisdiction. None of the AngioDynamics Corporations has given any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency. None of the AngioDynamics Corporations has granted to any Person any power of attorney that is currently in force with respect to any Tax matter. There are no security interests on any of the assets of any of the AngioDynamics Corporations that arose in connection with any failure (or alleged failure) to pay any Tax (other than liens for Taxes not yet due and payable).

                  (c) The AngioDynamics Corporations have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (d) There is no dispute or claim concerning any liability for Taxes of the AngioDynamics Corporations either (i) claimed or raised by any authority in writing or (ii) as to which such AngioDynamics Corporation has knowledge based upon personal contact with any agent of such authority.
Schedule 3.12(d) to the Parent Disclosure Letter sets forth as of the date of this Agreement a complete and accurate list of current open audits of Tax Returns filed by or on behalf of the AngioDynamics Corporations with any Governmental Body.

                  (e) The unpaid Taxes of the AngioDynamics Corporations (i) did not, as of the date of the most recent Parent Financial Statements, exceed the reserve for Tax Liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Parent Balance Sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the AngioDynamics Corporations in filing their Tax Returns other than any Taxes which the failure to pay would not, individually or in the aggregate, result in a Material Adverse Effect on the AngioDynamics Corporations.

                  (f) None of the AngioDynamics Corporations is a party to any Tax allocation or sharing agreement. None of the AngioDynamics Corporations (i) has been a member of an "affiliated group," as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is Parent or (ii) has any Liability for the Taxes of any Person (other than any of the AngioDynamics Corporations) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  (g) Parent has made available to the Company or its legal or accounting representative copies of all foreign, federal and state income tax Returns for Parent and each of its subsidiaries filed for all periods including and after the tax period ended May 31, 2004.

                  (h) Neither Parent nor any affiliate of Parent has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.13     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) The representations in this Section 3.13(a) shall apply to (i) all material employee pension benefit plans (as defined in Section 3(2) of ERISA), (ii) all material employee welfare benefit plans (as defined in
Section 3(1) of ERISA), (iii) all other material pension, bonus, commission, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, fringe benefits and other similar benefit plans (including any material fringe benefit under Section 132 of the Code and any material foreign plans), programs, Contracts, arrangements or policies, and
(iv) any material employment, executive compensation or severance agreements, whether written or otherwise, as amended, modified or supplemented, of any AngioDynamics Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the AngioDynamics Corporations or which is under common control with any of the AngioDynamics Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA (each, a "Parent ERISA Affiliate") for the benefit of, or relating to, any former or current employee, independent contractor, officer or director (or any of their beneficiaries) of any AngioDynamics Corporation or any other Parent ERISA Affiliate (all such plans, programs, Contracts, agreements, arrangements or policies as described in this
Section 3.13(a) shall be collectively referred to as the "Parent Employee Plans"). Parent has made available to the Company, true and complete copies of
(i) each such written Parent Employee Plan (or a written description of any Parent Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants,
(ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments (including accountants' opinions, if applicable), filed with respect to each Parent Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Parent Employee Plan subject to Title IV of ERISA, and (iv) the most recent favorable determination letters issued for each Parent Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

                  (b) (i) None of the Parent Employee Plans promises or provides post-termination or retiree medical or other post-termination or retiree welfare benefits to any person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise); (ii) none of the Parent Employee Plans is a Multiple Employer Welfare Arrangement, a Multiple Employer Plan or a Multiemployer Plan, and neither the AngioDynamics Corporations nor any Parent ERISA Affiliate has ever contributed to, been required to contribute to, or otherwise had any obligation or liability in connection with a Multiple Employer Plan or a Multiemployer Plan; (iii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction with respect to any Parent Employee Plan which could subject any of the AngioDynamics Corporations, directly or indirectly, to any material tax, material penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iv) no fiduciary of any Parent Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which shall subject any of the AngioDynamics Corporations, directly or indirectly, to any material penalty or liability for breach of fiduciary duty; (v) all Parent Employee Plans have been established, maintained and operated in accordance with their terms and have been established, maintained and operated in substantial compliance with all applicable Legal Requirements, including good faith compliance with Section 409A of the Code; (vi) none of the AngioDynamics Corporations has any knowledge of any default or violation by any other

Person with respect to any of the Parent Employee Plans; and (vii) each Parent Employee Plan which is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a current favorable determination letter from the Internal Revenue Service as to its qualified status under Section 401(a) of the Code (or comparable letter, such as an opinion or notification letter as to the form of plan adopted by one or more AngioDynamics Corporations), or has time remaining under applicable Treasury guidance to seek such a determination, and to Parent's knowledge nothing has occurred prior to or since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination or otherwise impair the qualified status of such plan.

                  (c) None of the AngioDynamics Corporations or any other Parent ERISA Affiliate currently maintains, sponsors or participates in, or within the last five years has maintained, sponsored or participated in, or has any liability, contingent or otherwise, to, any "Employee Benefit Plan" (as defined in Section 3(3) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA.

                  (d) The consummation of the transactions contemplated by this Agreement will not (either solely as a result thereof or as a result of such transactions in conjunction with another event) cause or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current employee, independent contractor or consultant (or any of their beneficiaries) of any of the AngioDynamics Corporations.

                  (e) There are no material Legal Proceedings pending or, to the knowledge of Parent, threatened in respect of or relating to any Parent Employee Plan. To Parent's knowledge, there are no facts or circumstances which could reasonably be expected to give rise to any such material Legal Proceeding (other than routine benefit claims) in respect of or relating to any Parent Employee Plan.

                  (f) No person will be entitled to any severance benefits, acceleration of vesting of any the Parent Options or the extension of any period during which any Parent Options may be exercised, under the terms of any Parent Employee Plan as a result of the consummation of the transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with another event).

                  (g) (i) There are no controversies pending or, to the knowledge of Parent, threatened, between any of the AngioDynamics Corporations and any of their respective foreign or domestic former or current employees, officers, directors, independent contractors or consultants (or any of their beneficiaries), (ii) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of Parent, threatened against or affecting any AngioDynamics Corporation, (iii) none of the AngioDynamics Corporations is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the AngioDynamics Corporations, (iv) none of the employees of the AngioDynamics Corporations are represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization involving employees of the AngioDynamics Corporations has occurred, is in progress or, to the knowledge of Parent, is threatened, (v) the AngioDynamics Corporations have each at all times been in compliance in all material respects with all applicable Legal Requirements governing or concerning labor relations, conditions of employment, employment discrimination or harassment, wages, hours, or occupational safety and health, and with any collective bargaining agreements (both foreign and domestic), (vi) there is no unfair labor practice charge or complaint against any of the AngioDynamics Corporations pending or, to the knowledge of Parent, threatened before the National Labor Relations

Board or any similar state or foreign agency, (vii) there is no grievance or arbitration demand or proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the AngioDynamics Corporations pending, or to the knowledge of Parent, threatened, against any AngioDynamics Corporation, (viii) none of the AngioDynamics Corporations is a federal or state contractor, (ix) to Parent's knowledge, neither the Occupational Safety and Health Administration nor any corresponding state or foreign agency is threatening to file any citation or complaint, and there are no pending citations or complaints, relating to the AngioDynamics Corporations, and (x) there are no complaints, charges or claims against any AngioDynamics Corporation pending or, to the knowledge of Parent, threatened, which could be brought or filed with any Governmental Body, court or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment of, termination of employment of, or failure of any AngioDynamics Corporation to employ any individual. To the knowledge of Parent, there are no pending, threatened or reasonably anticipated claims against any of the AngioDynamics Corporations under any workers' compensation disability policy or long-term policy.

                  (h) No amount required to be paid or payable to or with respect to current or former employee of any of the AngioDynamics Corporations in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of
Section 280G of the Code or will not be deductible under Sections 162(a)(1) or 404 of the Code.

                  (i) None of the AngioDynamics Corporations has taken any action that would constitute a "mass layoff," "mass termination" or "plant closing" within the meaning of the WARN Act or otherwise trigger notice requirements or liability under any federal, local, state, or foreign plant closing notice or collective dismissal law.

                  (j) Each of the AngioDynamics Corporations is in compliance with all immigration and naturalization Legal Requirements relating to employment and employees, each of the AngioDynamics Corporations has properly completed and maintained in all material respects all applicable forms (including I-9 forms), there are no citations, investigations, enforcement proceedings or formal complaints concerning immigration or naturalization Legal Requirements pending or, to the knowledge of Parent, threatened before the United States Citizenship and Immigration Services or any related federal, state, foreign or administrative agency or court, involving or against the AngioDynamics Corporations, and none of the AngioDynamics Corporations has received notice of any violation of any immigration and naturalization Legal Requirement.

         3.14     ENVIRONMENTAL MATTERS.

                  Each of the AngioDynamics Corporations is in compliance with, and has conducted its activities in compliance with, all applicable Environmental Laws, which compliance includes the possession by each of the AngioDynamics Corporations of all material permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to so comply would not result in a material liability or clean up obligation on the AngioDynamics Corporations. The consummation of the transactions contemplated by this Agreement will not affect the validity of such material permits and Governmental Authorizations held by Parent or any of the AngioDynamics Corporations, and will not require any filing, notice, or remediation under any Environmental law. To the knowledge of Parent, there are no past or present events, conditions, activities, or practices which would reasonably be expected to prevent Parent's or any of the AngioDynamics Corporations' compliance in any material respect with any Environmental Law, or which would reasonably be expected to give rise to any material liability of Parent or any of the AngioDynamics Corporations under any Environmental Law. Within the past seven years, none of the AngioDynamics Corporations has received any written notice, or to its knowledge, other communication (in writing or otherwise) that alleges that any of the AngioDynamics Corporations is not in material compliance with any Environmental Law, and Parent has no knowledge of any circumstances that would reasonably be expected to result in such claims or communications. To Parent's knowledge, no current or prior owner of any property owned, leased or controlled by any of the AngioDynamics Corporations has received any written notice or other communication

(in writing or otherwise) that alleges that such current or prior owner or any of the AngioDynamics Corporations is not in compliance with any Environmental Law in such a manner as would be reasonably likely to would not result in a material liability or clean up obligation on any AngioDynamics Corporation. Neither Parent nor any of the AngioDynamics Corporations has assumed by contract, agreement or otherwise any liabilities or obligations arising under any Environmental Law, or is currently performing any required investigation, response or other corrective action under any Environmental Law. There are no underground storage tanks or related piping on any property owned, leased, controlled by or used by any of the AngioDynamics Corporations, and any former such tanks and piping have been removed or closed in accordance with applicable Environmental Laws. To Parent's knowledge, all property that is owned by, leased to, controlled by or used by any of the AngioDynamics Corporations is free of any friable asbestos or asbestos-containing material.

         3.15     LEGAL PROCEEDINGS; ORDERS.

                  Except as set forth in the Parent SEC Documents, there is no pending Legal Proceeding and, to Parent's knowledge, within the past 24 months no Person has threatened in writing to commence any Legal Proceeding, that involves any of the AngioDynamics Corporations or any of the assets owned or used by any of the AngioDynamics Corporations, in each case which would be reasonably likely to be material to the AngioDynamics Corporations; and there is no Order to which any of the AngioDynamics Corporations, or any of the material assets owned or used by any of the AngioDynamics Corporations, is subject.

         3.16     VOTE REQUIRED.

                  (a) The affirmative vote of a majority of the votes cast on the proposal to approve the issuance of Parent Common Stock pursuant to the Merger is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of Parent Common Stock pursuant to the Merger.

                  (b) The affirmative vote of Parent is the only vote of the holders of any class or series of Merger Sub's equity interests necessary to approve this Agreement and otherwise approve and consummate the Merger as set forth herein.

         3.17     FOREIGN CORRUPT PRACTICES ACT.

                  Neither Parent, any other AngioDynamics Corporation, any of the AngioDynamics Corporation's officers, directors, nor, to Parent's knowledge, any employees or agents, distributors, representatives or other persons acting on the express, implied or apparent authority of any AngioDynamics Corporation, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Body in the United States or elsewhere in connection with or in furtherance of the business of any of the AngioDynamics Corporations (including any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist any AngioDynamics Corporation in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). Neither the business of Parent nor of any other AngioDynamics Corporation is in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements. Neither Parent nor any other AngioDynamics Corporation has otherwise taken any action that could cause Parent or any other AngioDynamics Corporation to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable Legal Requirements of similar effect.

         3.18     REAL PROPERTY.

                  Parent has good and marketable title to, or a valid leasehold interest in, all of its real properties, in each case free and clear of all Encumbrances. The AngioDynamics Corporations have not owned any real property at any time during the past five years. No AngioDynamics Corporation has sent or received any written notice of any default under any of the leases of real property to which it is party. No AngioDynamics Corporation is in material breach of, or in default in any material respect under, any covenant, agreement, term or condition of or contained in any lease of real property to which it is a party and there has not occurred any event that with the lapse of time or the giving of notice or both could constitute such a default or breach.

         3.19     INSURANCE POLICIES.

                  Neither Parent nor any other AngioDynamics Corporation has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the AngioDynamics Corporations is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by Parent or any other AngioDynamics Corporation as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by Parent or any other AngioDynamics Corporation. Except for the self-insurance retentions or deductibles, the policies are adequate in scope and amount to cover all prudent and reasonably foreseeable risks which may arise in the conduct of the business of the AngioDynamics Corporations that would reasonably be expected to have a Material Adverse Effect on the AngioDynamics Corporations.

         3.20     INFORMATION TO BE SUPPLIED.

                  None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Parent Proxy Statement or the Company Proxy Statement will, at the time the Parent Proxy Statement or the Company Proxy Statement is mailed to the stockholders of Parent or the stockholders of the Company, as the case may be, or at the time of the Parent Stockholders' Meeting or the Company's Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Parent Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by or to be supplied by the Company that is included or incorporated by reference in the foregoing documents.

         3.21     TAKEOVER STATUTES; RIGHTS PLAN.

                  (a) To Parent's knowledge, no Takeover Laws (other than
Section 203 of the DGCL) are applicable to the Merger, this Agreement or any of the transactions contemplated hereby. The action of the Board of Directors of Parent in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in
Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

                  (b) No "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Parent Rights Plan) will occur as a result of the execution of this Agreement or any other transactions contemplated by this Agreement or the consummation of the Merger. The Parent Rights Plan, as so amended, has not been further amended or modified.

3.22     FINANCIAL ADVISOR.

                  Except with respect to Cain Brothers & Company, LLC ("Cain Brothers"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the AngioDynamics Corporations. Parent has furnished to the Company an accurate and complete copy of its agreement with Cain Brothers.

         3.23     OPINION OF FINANCIAL ADVISOR.

                  The Parent's Board of Directors has received the opinion of Cain Brothers, financial advisor to Parent, that as of the date of this Agreement and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration is fair to Parent from a financial point of view. Parent will furnish an accurate and complete copy of said opinion to the Company.

         3.24     AFFILIATE TRANSACTIONS.

                  Schedule 3.24 of the Parent Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which the AngioDynamics Corporations, on the one hand, and any of their respective officers or directors (or any of their respective Affiliates, other than any AngioDynamics Corporation) on the other hand, are or have been a party or otherwise bound or affected, and that (a) are currently pending, in effect or have been in effect during the past 12 months, (b) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to the AngioDynamics Corporations, taken as a whole and
(c) are not Parent Employee Plans.

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY AND PARENT

         4.1      ACCESS AND INVESTIGATION.

                  During the period from the date of this Agreement until the earlier of the Effective Time or the date this Agreement shall be terminated in accordance with Section 7 (the "Pre-Closing Period"), each of the Company and Parent shall use its commercially reasonable efforts to cause the Acquired Corporations, in the case of the Company, and the AngioDynamics Corporations in the case of Parent, to provide the other party's Representatives with reasonable access during normal business hours to the personnel and assets of, and to all existing books, records, Tax Returns, work papers and other documents and information relating to, the Acquired Corporations and the AngioDynamics Corporations and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request, and the AngioDynamics Corporations, as the Company may reasonably request, as the case may be; provided, however, that the parties shall endeavor to coordinate such access through the following contacts: Craig Factor for the Company and Joseph Gerardi for Parent. Each party acknowledges that the Company and Parent have previously entered into a Mutual Nondisclosure Agreement, dated as of April 20, 2006, as amended by a letter agreement as of June 28, 2006, between the Company and Parent (the "Confidentiality Agreement"), which will continue in full force and effect in accordance with its terms.

         4.2      OPERATION OF BUSINESS.

                  (a) During the Pre-Closing Period the Company (which for purposes of this Section 4.2 shall include the Acquired Corporations) and Parent (which for purposes of this Section 4.2 shall include the AngioDynamics Corporations) shall, (i) except in the case of the Company, as provided in
Schedule 4.2 of the Company Disclosure Letter, (ii) except in the case of Parent, as provided in Schedule 4.2 of the Parent Disclosure Letter, (iii) except as contemplated by this Agreement, and (iv) except with the prior written consent of the other party (the granting or withholding of such consent not to be unreasonably delayed, withheld or conditioned): (A) conduct, in the case of the Company, the business and operations of the Acquired Corporations taken as a whole, and in the case of Parent, the business and operations of the AngioDynamics Corporations taken as a whole, (1) in the ordinary course consistent with prior practice, and (2) in material compliance with all applicable Legal Requirements and the requirements of all Company Material Contracts in the case of the Acquired Corporations and of all Parent Material Contracts in the case of the AngioDynamics Corporations; (B) use commercially reasonable efforts to preserve intact, in the case of the Company, the current business organization of the Acquired Corporations taken as a whole, and in the case of Parent, the current business organization of the AngioDynamics Corporations taken as a whole, keep available the services of their current officers and key employees and maintain their relations and goodwill at least as favorable as at the date of this Agreement with all suppliers, customers, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with them; (C) provide all notices, assurances and support required by any Contract relating to any Acquired Corporation Proprietary Asset or AngioDynamics Corporation Proprietary Asset, as the case may be, in order to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by any Acquired Corporation or AngioDynamics Corporation, as the case may be, of any source code materials or other Acquired Corporation Proprietary Asset or AngioDynamics Corporation Proprietary Asset, as the case may be; and (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Acquired Corporations or the AngioDynamics Corporations, as the case may be (including using commercially reasonable efforts to renew such policies which may expire or terminate during the Pre-Closing Period; provided, however, that either the Company or Parent may choose not to renew any such policy without the other party's prior written consent, subject to reasonable prior consultation with the other party).

                  (b) Except as contemplated by this Agreement or as set forth on Schedule 4.2(b) of the Company Disclosure Letter, during the Pre-Closing Period, the Company shall not and shall not permit any of the other Acquired Corporations, without the prior written consent of Parent (the granting or withholding of such consent not to be unreasonably delayed, withheld or conditioned) to:

                           (i) declare, accrue, set aside or pay any dividend
or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                           (ii) sell, issue, grant or authorize the issuance or
grant of (A) any capital stock, other security (including the sale, transfer or grant of any treasury shares) or any obligation convertible or exchangeable for capital stock or any other security of any of the Acquired Corporations or (B) any Company Stock Right, except that prior to the Effective Time (1) the Company may issue Company Common Stock (and corresponding rights under the Company Rights Agreement) upon the valid exercise of Company Stock Rights outstanding as of the date of this Agreement, (2) the Company may grant options to purchase shares of Company Common Stock (and corresponding rights under the Company Rights Agreement) at fair market value in the ordinary course of business consistent with prior practice and in accordance with the Company Stock Option Plans to employees of the Company (and the exercise of those options) in an amount not to exceed the number of options set forth on Schedule 4.2(b)(ii) of the Company Disclosure Letter, and (3) shares of Company Common Stock (and corresponding rights under the Company Rights Agreement) issuable to participants in the Company ESPP consistent with the terms thereof in an amount not to exceed the number of shares set forth on Schedule 4.2(b)(ii) of the Company Disclosure Letter;

                           (iii) hire any new employee of the Company or any
other Acquired Corporation, other than non-officer employees hired in the ordinary course of business consistent with prior practice;

                           (iv) except (i) as required by applicable Legal
Requirements, (ii) for the anticipated acceleration of vesting of Company Options as described in Schedule 2.3(b) or Schedule 2.13(a) of the Company Disclosure Letter, (iii) pursuant to the terms of a Company Employee Plan, as in existence on the date hereof, or (iv) as disclosed on Schedule 2.3(b) of the Company Disclosure Letter, amend or waive any of its rights under any provision of any of the Company Stock Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement or any other equity related award, or otherwise modify any of the terms of any outstanding option, warrant, or other security or any related Contract;

                           (v) form any Subsidiary;

                           (vi) amend or permit the adoption of any amendment
to the Company Organization Documents, or effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                           (vii) make any capital expenditure in excess of
$250,000 in the aggregate;

                           (viii) enter into or become bound by, or permit any
of the Proprietary Assets owned by it to become bound by, any Company Material Contract under which the Company grants an exclusive license to or other exclusive rights in any such Proprietary Asset;

                           (ix) acquire or agree to acquire, by merging or
consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other Person, except for the purchase of assets from suppliers or vendors in the ordinary course of business;

                           (x) sell, lease, exchange, mortgage, pledge,
transfer or otherwise subject to any Encumbrance or dispose of any of its material assets, except for sales, dispositions or transfers in the ordinary course of business;

                           (xi) (A) incur any indebtedness for borrowed money
or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any agreement having the economic effect of any of the foregoing, except for borrowings incurred under the Company's existing credit facility in the ordinary course of business, (B) make any loans or advances to any other Person other than in the ordinary course of business consistent with prior practice or (C) make any capital contributions to, or investments in, any other Person;

                           (xii) (A) pay, discharge, settle or satisfy any
claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payments, discharges or satisfactions in the ordinary course of business or (B) subject to Section 4.3(d), (1) waive any material benefits of, or agree to modify in any material respect, any standstill or similar agreement to which any Acquired Corporation is a party or (2) waive any benefits of, or agree to modify, any confidentiality agreement or similar agreement to which any Acquired Corporation is a party (other than confidentiality agreements entered into in the ordinary course of business consistent with prior practice where such modification or waiver would not have a Material Advance Effect on the Acquired Corporations);

                           (xiii) except as set forth in Schedule 2.8(a) or
Schedule 2.13(a) of the Company Disclosure Letter, (A) except as required by Legal Requirements applicable to each of the Acquired Corporations which is formed or incorporated under the laws of a foreign jurisdiction or pursuant to the terms of a Company Employee Plan as in existence on the date hereof (1) increase in any material manner or respect the compensation or fringe benefits of, or pay any bonus or incentive or equity compensation to, any current or former director, officer; employee or consultant; (2) grant any severance, retention, change in control or termination pay to, or enter into any severance, change in control, retention or termination pay agreement with, any current or former director, officer, employee of consultant or enter into any employment or consultant agreement with any current or former director, officer, employee or consultant; (3) pay any benefit or other compensation not provided for under any Company Employee Plan or other arrangement; (4) grant any awards under any bonus, incentive, performance, equity or other compensation plan or arrangement or Company Employee Plan or other arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Employee Plan or other arrangement or agreement or awards made thereunder), other than options issued in accordance with Section 4.2(b)(ii) above, payments payable pursuant to the Company's 2006 Management Performance Incentive Plan as set forth on Schedule 4.2(b) of the Company Disclosure Letter and such other bonus payments as set forth on
Schedule 4.2(b), or (5) take any action to fund prior to when due or in any other way secure the payment of compensation or benefits under any agreement or
(B) except as may be required to comply with applicable Legal Requirements, establish, adopt, enter into or amend any Company Employee Plan or other arrangement;

                           (xiv) change any of its methods of accounting or
accounting practices in any respect, except as required by GAAP;

                           (xv) make or rescind any express or deemed material
election relating to Taxes, file an amended return, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns;

                           (xvi) commence or settle any material Legal
Proceeding other than in the ordinary course of business;

                           (xvii) take, agree to take, or omit to take any
action which would cause any of the conditions set forth in Section 6 of this Agreement not to be able to be satisfied prior to the Termination Date;

                           (xviii) enter into or become bound by any Company
Material Contract, or waive, release, or assign any material rights or claims under, or materially modify or terminate any, Company Material Contract;

                           (xix) allow any of the Acquired Corporation
Proprietary Assets to lapse, expire (except by operation of law) or become abandoned; or

                           (xx) agree or commit to take any of the actions
described in clauses (i) through (xix) of this Section 4.2(b).

                  (c) Except as contemplated by this Agreement or as set forth on Schedule 4.2(c) of the Parent Disclosure Letter, during the Pre-Closing Period, neither Parent nor Merger Sub shall, nor shall they permit any of the AngioDynamics Corporations, without the prior written consent of the Company (the granting or withholding of such consent not to be unreasonably delayed, withheld or conditioned) to:

                           (i) declare, accrue, set aside or pay any dividend
or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities other than dividends paid by one AngioDynamics Corporation to another AngioDynamics Corporation;

                           (ii) sell, issue, grant or authorize the issuance or
grant of (A) any capital stock, other security (including the sale, transfer or grant of any treasury shares) or any obligation convertible or exchangeable for capital stock or any other security of any of the AngioDynamics Corporations or
(B) any Parent Stock Right, except that prior to the Effective Time, (1) Parent may issue Parent Common Stock (and corresponding rights under the Parent Rights Agreement) upon the valid exercise of Parent Stock Rights outstanding as of the date of this Agreement, (2) Parent may grant options to purchase shares of Parent Common Stock at fair market value in the ordinary course of business consistent with prior practice and in accordance with existing Parent Stock Option Plans to employees, directors and consultants of Parent or any of its affiliates (and the exercise of those options) in an amount not to exceed the number of options set forth on Schedule 4.2(c)(ii) of the Parent Disclosure Letter, and (3) Parent may issue shares of Parent Common Stock (and corresponding rights under the Parent Rights Agreement) to participants in the Parent ESPP consistent with the terms thereof;

                           (iii) amend or permit the adoption of any amendment
to the Parent Organization Documents, or effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                           (iv) acquire or agree to acquire, by merging or
consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person, except for the purchase of assets from suppliers or vendors in the ordinary course of business consistent with prior practice;

                           (v) sell, lease, exchange, mortgage, pledge,
transfer or otherwise subject to any Encumbrance or dispose of any of its material assets, except for sales, dispositions or transfers in the ordinary course of business consistent with prior practice;

                           (vi) change any of its methods of accounting or
accounting practices in any respect, except as required by GAAP;

                           (vii) take, agree to take, or omit to take any
action which would cause the conditions set forth in Section 6 of this Agreement not to be able to be satisfied prior to the Termination Date or which would reasonably be expected to prevent, materially delay or impede the consummation of the Merger or the other transactions contemplated by this Agreement; or

                           (viii) commence or settle any material Legal
Proceeding other than in the ordinary course consistent with prior practice; or

                           (ix) agree or commit to take any of the actions
described in clauses (i) through (viii) of this Section 4.2(c).

         4.3      NO SOLICITATION BY THE COMPANY.

                  (a) During the Pre-Closing Period, the Company shall not, directly or indirectly, and shall not, directly or indirectly, authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations to, (i) solicit, encourage, initiate or seek the making, submission or announcement of any Company Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person (other than Parent or Merger Sub) in connection with or in response to a Company Acquisition Proposal or any similar inquiry, (iii) engage or participate in any discussions or negotiations with any Person (other than Parent or Merger Sub) with respect to any Company Acquisition Proposal or any similar inquiry, (iv) approve, endorse or recommend any Company Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; provided, however, that this Section 4.3 shall not prohibit (A) the Company, or the Board of Directors of the Company, prior to the approval of this Agreement by the Company Stockholders, from furnishing nonpublic information regarding the Acquired Corporations to, or entering into or participating in discussions or negotiations with, any Person in response to an unsolicited, bona fide written Company Acquisition Proposal that the Board of Directors of the Company concludes in good faith, after consultation with its financial advisors, would reasonably be expected to result in a Company Superior Offer if (1) none of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3(a) in connection with the receipt of such Company Acquisition Proposal, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action with respect to such Company Acquisition Proposal is required to comply with the fiduciary duties of the Board of Directors of the Company to the Company Stockholders under applicable Legal Requirements, (3) the Company gives to Parent the notice required by Section 4.3(b), and (4) the Company furnishes any information provided to the maker of the Company Acquisition Proposal only pursuant to a confidentiality agreement between the Company and such Person on substantially the same terms as the Confidentiality Agreement, and such furnished information is delivered to Parent at substantially the same time (to the extent such information has not been previously furnished by the Company to Parent); or (B) subject to the obligation of the Company and the Company's Board of Directors not to withhold, withdraw or modify its recommendation except as expressly set forth in Section 4.3(d), the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Company Acquisition Proposal.

                  (b) The Company shall promptly, and in no event later than twenty-four (24) hours after its receipt of any Company Acquisition Proposal or similar inquiry, or any request for nonpublic information relating to any of the Acquired Corporations in connection with a Company Acquisition Proposal or similar inquiry, advise Parent orally and in writing of such Company Acquisition Proposal, inquiry or request (including providing the identity of the Person making or submitting such Company Acquisition Proposal, inquiry or request, and a summary of the material terms thereof, if the Company Acquisition Proposal is not in writing, or a copy of the Company Acquisition Proposal and any related draft agreements if it is in writing) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed in all material respects on a prompt basis with respect to the status of any such Company Acquisition Proposal, inquiry or request and any material modification or proposed material modification thereto (and in no event later than twenty-four (24) hours of any request, material modification or proposed material modification thereto).

                  (c) Upon the execution of this Agreement, the Company shall immediately cease and shall cause to be terminated any discussions existing as of the date of this Agreement between the Company or any Representative of the Company and any Person (other than Parent) that relate to any Company Acquisition Proposal.

                  (d) Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may at any time prior to receipt of the approval of the Company Stockholders of this Agreement, withhold, withdraw or modify the Company Recommendation in a manner adverse to Parent in respect of a Company Acquisition Transaction if: (i) an unsolicited, bona fide written offer is made to the Company by a third party for a Company Acquisition Transaction, and such offer is not withdrawn; (ii) the Company's Board of Directors determines in good faith after consultation with its financial advisors that such offer constitutes a Company Superior Offer; (iii) following consultation with outside legal counsel, the Company's Board of Directors determines that the withholding, withdrawal or modification of the Company Recommendation is required to comply with the fiduciary duties of the Board of Directors of Company to the Company Stockholders under applicable Legal Requirements; (iv) the Company Recommendation is not withheld, withdrawn or modified in a manner adverse to Parent at any time prior to four business days after Parent receives written notice from the Company confirming that the Company's Board of Directors has determined that such offer is a Company Superior Offer; and (v) at the end of such four business day period, after taking into account any adjustment or modification of the terms of this Agreement proposed by Parent (and any adjustment or modification of the terms of such Company Acquisition Proposal), the Board of Directors of the Company again makes the determination in good faith after consultation with its outside legal counsel and financial advisors that such offer is a Company Superior Offer and that the withholding, withdrawal or modification of the Company Recommendation is required to comply with the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable Delaware law. Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may at any time prior to receipt of the approval of the Company's stockholders of this Agreement, withhold, withdraw or modify the Company Recommendation in a manner adverse to Parent other than in respect of a Company Acquisition Transaction if: (i) following consultation with outside legal counsel, the Company's Board of Directors determines in good faith that the withdrawal or modification of such Company Recommendation is required to comply with the fiduciary duties of the Board of Directors of Company to the stockholders of the Company under applicable Legal Requirements; (ii) the Company Recommendation is not withdrawn or modified in a manner adverse to Parent at any time prior to four business days after Parent receives written notice from the Company confirming that the Company's Board of Directors has determined to withdraw or modify the Company Recommendation and specifying the reasons therefor, and (iii) at the end of such four business day period, after taking into account any adjustment or modification of the terms of this Agreement proposed by Parent, the Board of Directors of the Company again makes the determination in good faith after consultation with its outside legal counsel and financial advisors that the withdrawal or modification of such Company Recommendation is required to comply with the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable Legal Requirements. The Board of Directors of the Company may not withhold, withdraw or modify the Company Recommendation in a manner adverse to Parent except in compliance in all respects with this Section 4.3(d).

                  (e) Notwithstanding anything to the contrary contained in this Agreement, (i) the obligation of the Company to call, give notice of, convene and hold the Company Stockholders' Meeting and to hold the vote of the Company Stockholders on the approval of the Merger and the approval and adoption of this Agreement at the Company Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Company Acquisition Proposal (whether or not a Company Superior Offer), or by any change of the Company Recommendation and (ii) in any case in which the Company withholds or withdraws the Company Recommendation pursuant to Section 4.3(d), the Company shall nevertheless submit this Agreement and the Merger to a vote of the Company Stockholders as permitted by
Section 146 of the DGCL.

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES

         5.1      REGISTRATION STATEMENT AND PROXY STATEMENT FOR STOCKHOLDER
                  APPROVAL.

                  (a) As soon as practicable following the execution of this Agreement, Parent and the Company shall jointly prepare, and Parent shall file with the SEC, a registration statement on Form S-4 consisting of (i) a proxy statement of the Company in connection with the Company Stockholders' Meeting complying with applicable Legal Requirements (the "Company Proxy Statement"),
(ii) a proxy statement of Parent in connection with the Parent Stockholders' Meeting and complying with applicable Legal Requirements (the "Parent Proxy Statement") and (iii) a prospectus relating to the Parent Common Stock to be offered and sold pursuant to this Agreement in the Merger (such registration statement, together with the amendments and supplements thereto being the "Registration Statement"). Parent shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing. The Company will use commercially reasonable efforts to cause the Company Proxy Statement to be mailed to the Company Stockholders and Parent will use commercially reasonable efforts to cause the Parent Proxy Statement to be mailed to Parent's stockholders, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities laws and other applicable Legal Requirements in connection with the issuance of Parent Common Stock pursuant to this Agreement, and each party shall furnish all information concerning the Company, Parent and the holders of capital stock of the Company and Parent, as applicable, as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement and Parent Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Registration Statement or Parent Proxy Statement will be made by Parent, or with respect to the Company Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the

Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Parent will advise the Company, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Registration Statement, the Parent Proxy Statement or the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information relating thereto. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, is discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Registration Statement, the Company Proxy Statement or the Parent Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, after the other party or parties have had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Legal Requirements, disseminated to the stockholders of the Company or the stockholders of Parent, as the case may be.

                  (b) The Company shall, and shall cause its Subsidiaries, and their respective officers, employees, consultants and advisors, including legal and accounting advisors of the Company and its Subsidiaries, to cooperate in connection with the filing of the Registration Statement as may be reasonably requested. Such cooperation by the Company shall include, at the reasonable request of Parent, (i) (x) preparing, financial statements, pro forma statements and other financial data and pertinent information of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in registration statements and (y) delivery of audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries for all periods required (ii) using commercially reasonable efforts to obtain customary accountants' comfort letters, consents, legal opinions, survey and title insurance as requested by the Parent along with such assistance and cooperation from such independent accountants and other professional advisors as reasonably requested by Parent; and (iii) otherwise reasonably cooperating in connection with the preparation of the Registration Statement.

         5.2      COMPANY SHAREHOLDERS' MEETING AND PARENT STOCKHOLDERS'
                  MEETING.

                  (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement in accordance with the Company Organization Documents and the DGCL (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act. The Company and Parent shall use commercially reasonable efforts to hold the Company Stockholders' Meeting and the Parent's Stockholder Meeting on the same day. The Company shall use commercially reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of this Agreement and shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Once the Company Stockholders' Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders' Meeting (other than for the absence of a quorum) without the consent of Parent.

                  (b) Subject to Section 4.3(d), the Company Proxy Statement shall include the Company Recommendation, and the Company Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Company Recommendation in a manner adverse to Parent shall be adopted or proposed.

                  (c) The Company and Parent shall cooperate with one another
(i) in connection with the preparation of the Company Proxy Statement, the Parent Proxy Statement and the Registration Statement pursuant to Section 5.1(b), (ii) in determining whether any action by or in respect of, or filing with, any Governmental Body is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement, the Parent Proxy Statement and the Registration Statement and seeking timely to complete or obtain any such actions, consents, approvals or waivers.

                  (d) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on a proposal to approve the issuance of Parent Common Stock pursuant to this Agreement (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting shall be held as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act. Parent shall use commercially reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of the issuance of Parent Common Stock and shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Once the Parent Stockholders' Meeting has been called and noticed, Parent shall not postpone or adjourn the Parent Stockholders' Meeting (other than for the absence of a quorum) without the consent of the Company.

                  (e) The Parent Proxy Statement shall include the Parent Recommendation, and the Parent Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the Board of Directors of Parent or any committee thereof to withdraw or modify the Parent Recommendation in a manner adverse to the Company shall be adopted or proposed.

         5.3      REGULATORY APPROVALS

                  (a) As soon as may be reasonably practicable, but in no event later than ten (10) business days after the date hereof, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein to the extent any such filing is required by the HSR Act. The Company and Parent each shall each use commercially reasonable efforts to obtain early termination of any waiting period under HSR and Company and Parent shall each promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC or the DOJ.

                  (b) Each of the Company and Parent shall use its commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all other notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement (including pre-merger notification forms required by the merger notification or control laws and regulations of any applicable foreign jurisdiction, as agreed to by the parties). Each of Parent and the Company shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by a Governmental Body of any jurisdiction and which the parties may reasonably deem appropriate.

                  (c) Each of the Company and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat, and (iii) promptly inform the other party of any communication to or from any Governmental Body regarding the Merger.

         5.4      COMPANY STOCK OPTIONS AND WARRANTS

                  (a) Effective as of the Effective Time, the Company Stock Option Plans and each Company Option that is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, shall be assumed by Parent. As of the Effective Time, each Company Option shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a right to acquire cash and shares of Parent Common Stock in an amount, at an exercise price and subject to such terms and conditions determined as provided below. Subject to the accelerated vesting of Company Options as described in Schedule 2.3(b) of the Company Disclosure Letter, each Company Option so assumed by Parent shall be subject to, and exercisable and vested upon, substantially the same terms and conditions as under the applicable Company Stock Option Plans, including the maximum term of the Company Option and the provisions regarding termination of the Company Option following a termination of employment, except that (i) each assumed Company Option shall be exercisable for, and represent the right to acquire (A) that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (2) the Per Share Stock Merger Consideration, plus (B) an amount of cash, without interest, equal to (1) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (2) the Per Share Cash Merger Consideration, if any; and (ii) the exercise price per share of Parent Common Stock subject to each assumed Company Option (and any associated cash consideration) shall be an amount equal to (1) the exercise price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by (2) the sum of the Per Share Stock Merger Consideration and the Stock Equivalent Cash Consideration; and (iii) references under the Company Option to a termination of employment shall mean, on and after the Effective Time, a termination of employment with the Surviving Entity or any AngioDynamics Corporation.

                  (b) The Company's Board of Directors, or its duly appointed committee to administer the Company Stock Option Plans, shall adopt resolutions and the Company and the Company's Board of Directors shall take all such other actions as may be necessary or appropriate, effective contingent upon the consummation of the transactions contemplated hereby, immediately prior to the Closing Date, to provide for the application of Section 5.4(a) to the Company Stock Option Plans and the Company Options outstanding as of immediately prior to the Effective Time, including, without limitation, obtaining all necessary consents.

                  (c) The conversion of Company Options provided for in Section 5.4(a) shall be effected in a manner consistent with Section 424 of the Code.

                  (d) As of the Effective Time, Parent shall, to the full extent permitted by applicable law, assume all of the Company Warrants identified on Schedule 2.3(c) of the Company Disclosure Letter and outstanding immediately prior to the Effective Time. Each Company Warrant shall, to the full extent permitted by applicable law, be assumed by Parent in such a manner that it shall be exercisable upon the same terms and conditions as under each Company Warrant pursuant to which it was issued; provided that (i) each Company Warrant so assumed shall be exercisable for, and represent the right to acquire
(A) that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by
(2) the Per Share Stock Merger Consideration, plus (B) an amount of cash equal to (1) the number of shares of Company Common Stock subject to such Company Warrant


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

immediately prior to the Effective Time multiplied by (2) the Per Share Cash Merger Consideration, if any; and (ii) the exercise price per share of Parent Common Stock subject to each assumed Company Warrant (and any associated cash consideration) shall be an amount equal to (1) the exercise price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time divided by (2) the sum of the Per Share Stock Merger Consideration and the Stock Equivalent Cash Consideration.

                  (e) As of the Effective Time, the Company shall take all actions necessary or appropriate as required pursuant to the terms of the Company ESPP so that each Purchase Period and Offering Period (each as defined in the Company ESPP) then in progress under the ESPP shall terminate no later than the Effective Time and each option thereunder shall be automatically exercised on or prior thereto.

         5.5      EMPLOYEE BENEFITS

                  (a) Welfare Plans. Effective as of the Effective Time and for a transition period ending on November 27, 2007 (the "Employee Transition Period"), or if sooner, upon the applicable Acquired Corporations employee's termination of employment, the Surviving Entity shall continue to provide welfare benefits for the benefit of the employees of the Acquired Corporations that are no less favorable in the aggregate to the benefits provided to such employees under the Company Welfare Plans immediately prior to the Effective Time. The transition period may be longer than the period specified above to the extent that the Parent, in its sole discretion, determines that a longer period is necessary to effect a reasonable transition for such employees. Parent and/or the Surviving Entity shall adopt transition rules to prevent any loss of credit for participant contributions, payments or co-payments in a manner consistent with Section 5.5(e) of this Agreement.

                  (b) 401(k) Plan. Unless Parent has notified the Company no later than three days prior to the Effective Time that the Company 401(k) Plan should not be terminated, the Company will take all actions required to terminate the Company 401(k) Plan so that the 401(k) Plan will be terminated no later than immediately before the Effective Time. If the Company 401(k) Plan is terminated prior to the Effective Time, Parent shall use its commercially reasonable efforts to cause the Parent 401(k) Plan to be amended to permit the employees who were eligible to participate in the Company 401(k) Plan immediately before the Effective Time to be eligible to participate in the Parent 401(k) Plan as of immediately following the Effective Time so that there will be no interruption in the rights of such employees to make pre-tax contributions under a Code Section 401(k) plan. All employees of the Acquired Corporations who participate in the Company 401(k) Plan as of immediately before the Effective Time shall be eligible for any matching contribution of Parent to the same extent that similarly situated employees of Parent are entitled, subject to the provisions of Section 5.5(e).

                  (c) Stock-Based Plans. Following the Effective Time, employees of the Acquired Corporations will be eligible to receive stock options and other stock-based awards under the stock-based plans maintained by Parent and/or the Surviving Entity on substantially the same basis as similarly situated Parent employees.

                  (d) Employment Policies and Practices. During the Employee Transition Period, Parent or the Surviving Entity will continue to maintain policies and practices relating to vacation time and personal time off for non-exempt employees that are no less favorable in the aggregate to those of the Acquired Corporations that were applicable to the employees of the Acquired Corporations immediately prior to the Effective Time. The Merger shall not adversely affect any employee's accrual of, or right to take, any accrued but unused personal vacation time to which such employee is entitled pursuant to the personal or vacation policies applicable to such employee immediately prior to the Effective Time.


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

                  (e) Service and Vesting Credit. Parent and/or Surviving Entity will treat an individual's employment as an employee by the Acquired Corporations the same as employment as an employee by Parent and/or Surviving Entity for purposes of satisfying vesting and eligibility to participate requirements under any Parent and/or Surviving Entity benefit arrangement in which such employee participates following the Effective Time, but in no event will such treatment result in a duplication of benefits for any employee. In addition, Parent shall, to the extent permitted by any benefit plan or underlying insurance or service provider applicable to employees of the Acquired Corporations, use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations have been waived under any comparable Company Employee Plan as of the Effective Time and, for the plan year that includes the Effective Time, to recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees in the calendar year in which the Effective Time occurs.

                  (f) No Future Commitment. Nothing in this Agreement shall be construed to limit any rights of Parent, the Company or the Surviving Entity to
(i) amend, modify or terminate any Company Employee Plans or any other employee benefit plan, program, policy, agreement or arrangement or (ii) terminate the employment of any employee of the any of the Acquired Corporations at any time for any reason.

                  (g) Treatment of Certain Options. Parent and the Surviving Entity agree and acknowledge and will take all action necessary to provide that if the employment of any employee of an Acquired Corporation is terminated by Parent or one of its affiliates for any reason other than cause, as determined in good faith by Parent, on or prior to the six-month anniversary of the Closing Date, each Company Option outstanding as of the date thereof held by such terminating employee shall become exercisable and vested with respect to 100% of the shares underlying such Company Options and shall remain exercisable for a period of at least 90 days from the date the employment of such employee of an Acquired Corporation is actually terminated (but in no event shall any Company Option remain exercisable later than the expiration of its term).

         5.6      INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (a) From and after the Effective Time, Parent shall cause the Surviving Entity to honor all rights to indemnification existing as of the date of this Agreement in favor of (i) current and former directors, officers and employees of any Acquired Corporation (the "Indemnified Persons") and (ii) those Persons who have indemnification agreements with any Acquired Corporation as of the date of this Agreement, for acts and omissions occurring prior to or at the Effective Time, as provided in the Company Organizational Documents and under each indemnification agreement with the Indemnified Persons to which any Acquired Corporation is a party (as each is in effect as of the date of this Agreement), for a period of six years from the Effective Time. The Limited Liability Operating Agreement of the Surviving Entity will contain provisions with respect to exculpation and indemnification that are at least as favorable to those contained in the Company Organizational Documents, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of Indemnified Persons, unless such modification is required by applicable Legal Requirements.

                  (b) For a period of six years from the Effective Time, Parent shall cause the Surviving Entity to provide for officers' and directors' liability insurance or a "tail" policy for the benefit of each Person (other than the Company) named as an insured party in any officers' and directors' liability insurance policy held by an Acquired Corporation as of the date of this Agreement (the "Insured Parties"), on terms with respect to such coverage no less favorable than those of such policy in effect on


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

the date of this Agreement, covering only those acts or omissions occurring prior to or at the Effective Time; provided, however, that Parent and the Surviving Entity may substitute therefor policies issued by an insurance carrier with the same or better credit rating as the Company's current insurance carrier with at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the covered persons than the Company's existing policies; provided, further that neither Parent nor the Surviving Entity shall be required to maintain such policies to the extent the cost of maintaining the same shall increase by more than 250% from the cost most recently incurred by the Company for maintaining the same (the "Current D&O Insurance Cost"), in which case Parent or the Surviving Entity shall maintain as much comparable insurance as can be obtained for such amount. Prior to the Effective Time, the Company shall take all reasonable actions requested by Parent to maintain such directors and officers liability insurance. To the extent that the Company can obtain, for an aggregate premium in an amount acceptable to Parent, a six-year "tail" prepaid policy on terms and conditions, in the aggregate, no less advantageous to the Insured Parties, or any other Person entitled to the benefit of Section 5.6(a) and Section 5.6(b) of this Agreement, as applicable, than the existing officers' and directors' liability insurance maintained by the Company, covering, without limitation, the transactions contemplated hereby, then Parent and the Surviving Entity shall satisfy their obligations under the preceding sentence of this Section 5.6(b) by the Company (with the consent of Parent, the granting or withholding of such consent not to be unreasonably delayed, withheld or conditioned) purchasing such "tail" prepaid policy immediately prior to the Effective Time. If such "tail" prepaid policy is obtained by the Company prior to the Effective Time (with the consent of Parent), Parent shall cause the Surviving Entity after the Effective Time to maintain such policy in full force and effect, for its full term, and to continue to honor its respective obligations thereunder. This
Section 5.6 shall survive the consummation of the Merger.

                  (c) The terms of this Section 5.6 are intended to be for the benefit of and shall be enforceable by the Indemnified Persons and the Insured Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Entity and their successors and assigns.

         5.7      ADDITIONAL AGREEMENTS.

                  Each of Parent and the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary to carry out the intent and purposes of this Agreement and to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement (i) shall cooperate fully with the other party, shall execute and deliver such further documents, certificates, agreements and instruments and shall take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder),
(ii) give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (iii) shall use its commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and
(iv) shall use its commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger; provided, however, that Parent or the Acquired Corporations shall not be required to sell, divest or otherwise dispose of any material assets of the Company or any of the Acquired Corporations or any assets of Parent or any of the AngioDynamics Corporations. Each of the Company and Parent shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.


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

         5.8      PUBLIC DISCLOSURE.

                  The initial press release relating to this Agreement shall be a joint press release and thereafter Parent and the Company shall consult with each other and shall agree upon the text of any press release or public statement before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by Legal Requirements or any listing agreement with, or the rules of the Nasdaq, in which case commercially reasonable efforts to consult with the other party shall be made prior to such release or public statement; provided, however, that no such consultation shall be required if, prior to the date of such release or public statement, either party shall have withheld, withdrawn, amended or modified the Company Recommendation or the Parent Recommendation, as the case may be. No provision of this Agreement shall prohibit the Company from issuing any press release or public statement in the event it withholds, withdraws or modifies the Company Recommendation in compliance in all respects with the provisions of Section 4.3 of this Agreement.

         5.9      TAX MATTERS.

                  At or prior to the filing of the Registration Statement, the Company, Merger Sub and Parent shall execute and deliver to Heller Ehrman LLP, and to Skadden, Arps, Slate, Meagher & Flom LLP, tax representation letters in customary form satisfactory to such counsel in connection with such counsel's rendering of the opinions of counsel referred to in Sections 6.2(e) and 6.3(f) of this Agreement. Parent, Merger Sub and the Company shall each confirm to Heller Ehrman LLP, and to Skadden, Arps, Slate, Meagher & Flom LLP, on such dates as shall be reasonably requested by Heller Ehrman LLP, and by Skadden, Arps, Slate, Meagher & Flom LLP, the accuracy and completeness of the tax representation letters delivered pursuant to the immediately preceding sentence and shall execute such letters upon request. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.9.

         5.10     RESIGNATION OF DIRECTORS.

                  To the extent requested by Parent, the Company shall deliver to Parent upon the execution and delivery of this Agreement the resignations of the directors of the Acquired Corporations from the boards of directors of the Acquired Corporations, effective as of the Effective Time.

         5.11     NASDAQ LISTING OF ADDITIONAL SHARES.

                  Parent shall, prior to the Closing Date and in accordance with the requirements of Nasdaq, file with Nasdaq a Notification Form: Listing of Additional Shares covering the shares of Parent Common Stock to be issued pursuant to Company Stockholders pursuant to this Agreement or upon the exercise of Company Options or Company Warrants.

         5.12     TAKEOVER LAWS; RIGHTS PLANS.

                  (a) If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company and the members of their respective Boards of Directors, to the extent permissible under applicable Legal Requirements, will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and otherwise, to the extent permissible under


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

applicable Legal Requirements, act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

                  (b) The Company shall not take any actions to (i) redeem the Company Stock Rights associated with the Company Rights Plan, (ii) amend the Company Rights Plan or (iii) take any action which would allow any "Person" (as defined in the Company Rights Plan) other than Parent, Merger Sub or any AngioDynamics Corporation to become a "Beneficial Owner" (for purposes of this Section, as defined in the Company Rights Plan) of 15% or more of the outstanding shares of Company Common Stock without causing a "Shares Acquisition Date," or a "Distribution Date" (as each such term is defined in the Company Rights Plan) to occur. The Board of Directors of the Company shall not make a determination that Parent, Merger Sub or any of their respective "Affiliates" or "Associates" (as such terms are defined in the Company Rights
Plan) is an "Acquiring Person" for purposes of the Company Rights Plan.

         5.13     FORM S-8; SECTION 16.

                  (a) Parent shall file one or more registration statements on Form S-8 or other form to the extent Form S-8 is unavailable for the shares of Parent Common Stock issuable with respect to assumed Company Options within 10 business days following the Effective Time and shall keep any such registration statements effective until all shares registered thereunder have been issued.

                  (b) Parent shall, prior to the Effective Time, cause Parent's Board of Directors to approve the issuance of Parent equity securities (including derivative securities) in connection with the Merger with respect to any employees of the Company who, as a result of their relationship with AngioDynamics as of or following the Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3. Prior to the Effective Time, the Board of Directors of the Company shall approve the disposition of Company equity securities (including derivative securities) in connection with the Merger by those directors and officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3. Such actions shall be consistent with all current applicable rules, interpretation and guidance of the SEC, including the No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP and SEC Rule 16b-3(d) and (e).

         5.14     LITIGATION.

                  The Company shall give Parent the opportunity to participate in the defense of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement. Parent shall give the Company the opportunity to participate in the defense of any stockholder litigation against Parent and/or its directors relating to the transactions contemplated by this Agreement, provided, however, that the Company shall not enter into any settlement or compromise any such stockholder litigation without Parent's prior written consent.

         5.15     ADVICE OF CHANGES.

                  Each of the Company and Parent will give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in any of the conditions set forth in Section 6 not being able to be satisfied prior to the Termination Date or (ii) any resignation of an employee of the Company at the director or Vice President


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

level or above or that any such employee has given written notice of such employee's intent to resign or voluntarily terminate his employment with any Acquired Corporation.

         5.16     DIRECTORS OF PARENT.

                  Parent will take all actions necessary to cause the Board of Directors of Parent to fix the size of the Board of Directors of Parent effective as of the Effective Time at nine directors and to include three individuals who are Company directors as of the date hereof and are designated by the Company prior to the date on which the Registration Statement is declared effective by the SEC (which individuals shall be reasonably acceptable to Parent's Nominating/Corporate Governance Committee). In the event that any such individual is unwilling or unable to serve as a director of Parent, the Company shall designate another individual who is serving as a director of the Company as of the dater hereof and is reasonably acceptable to the Board of Directors of Parent to serve as a director of Parent. In the event that (i) any other individual designated to serve on the Board of Directors of Parent immediately after the Effective Time is unwilling or unable to serve on the Board or Directors of Parent at such time or (ii) the Company fails to designate one or more directors in accordance with this Section 5.16, the Board of Directors of Parent shall fill any resulting vacancy on the Board of Directors in accordance with the Bylaws of Parent as soon as reasonably practicable following the Effective Time. Each such director shall serve until his or her respective successor is duly elected or appointed and qualified.

         5.17     RULE 145 AFFILIATES.

                  The Company shall, at least 5 days prior to the mailing of the Company Proxy Statement, deliver to Parent a list (reasonably satisfactory to counsel for Parent), setting forth the names and addresses of all persons who are, at the time of the Company Stockholders' Meeting, in the Company's reasonable judgment, "affiliates" of the Acquired Corporations for purposes of Rule 145 under the Securities Act. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company shall use its commercially reasonable efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5. 17 to execute a written agreement on or prior to the mailing of the Company Proxy Statement, in the form of Exhibit B hereto.

SECTION 6.        CONDITIONS TO THE MERGER

         6.1      CONDITIONS TO EACH PARTY'S OBLIGATION.

                  The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by each party on or prior to the Effective Time of each of the following conditions:

                  (a) This Agreement shall have been adopted by the requisite vote of the Company Stockholders. The issuance of shares of Parent Common Stock pursuant to this Agreement (including upon the exercise of Company Warrants and Company Options assumed by Parent pursuant to this Agreement) shall have been approved by the requisite vote of the Parent Stockholders;

                  (b) No provision of any applicable Legal Requirements and no Order shall be in effect that prohibits the consummation of the Merger or the other transactions contemplated by this Agreement, provided, however, that each of Parent, Merger Sub and the Company shall have used its commercially reasonable efforts to (i) prevent the application of any Legal Requirement and
(ii) prevent the entry of any Order that prohibits the consummation of the Merger or the other transactions contemplated by this Agreement;


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

                  (c) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the use of the Registration Statement, the Company Proxy Statement or the Parent Proxy Statement shall have been issued by the SEC nor shall proceedings seeking a stop order have been initiated by the SEC;

                  (d) Parent shall have filed with Nasdaq the Notification
Form: Listing of Additional Shares with respect to the shares of Parent Common Stock issued or issuable pursuant to this Agreement and such shares of Parent Common Stock shall have been approved and authorized for listing on the Nasdaq, subject to official notice of issuance; and

                  (e) Any waiting period (and any extension thereof) applicable to the Merger under HSR shall have been terminated or shall have expired.

         6.2      ADDITIONAL CONDITIONS TO PARENT'S AND MERGER SUB'S
                  OBLIGATIONS.

                  The respective obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by Parent and Merger Sub on or prior to the Effective Time of each of the following conditions:

                  (a) The Company shall have performed or complied in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Effective Time;

                  (b) The representations and warranties of the Company contained in the first two sentences of Section 2.3(a), the first sentence of
Section 2.3(b) and the first sentence of Section 2.3(c) shall be true and correct in all respects as of the date of this Agreement; provided, however, that this condition shall be deemed satisfied to the extent that, after giving effect to any failure of such representation to be true and correct, the value of the aggregate Merger Consideration (as if all outstanding options and warrants had been exercised as of such date) that would be payable pursuant to
Section 1.5(a) hereof in respect of all shares of Company Common Stock actually issued and outstanding as of the date hereof (and all Company Options and Company Warrants outstanding as of the date hereof) would not exceed the aggregate Merger Consideration (assuming the exercise of such outstanding Company Options and Company Warrants and taking into account the receipt of the exercise prices associated therewith) that would have been payable by Parent had such representations been true and correct in all respects by more than $2,200,000; provided; however, that if this condition is not satisfied, Parent will negotiate in good faith with the Company to adjust the Per Share Stock Merger Consideration and the Per Share Cash Merger Consideration to the extent of such breach. The representations and warranties of the Company (other than those listed in the previous sentence) contained in this Agreement not qualified by Material Adverse Effect shall be accurate, except where the failure to be accurate would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and the representations and warranties of the Company contained in this Agreement which are qualified by Material Adverse Effect shall be accurate, in the case of each, as of the date of this Agreement, and on and as of the Effective Time, except, in each case, for those representations and warranties which address matters only as of a particular date (which (i) if not qualified by Material Adverse Effect shall remain true and correct on and as of such particular date, except where the failure to be accurate would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) if qualified by Material Adverse Effect shall remain true and correct on and as of such particular date), with the same force and effect as if made on and as of the Effective Time;


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

                  (c) Since the Company Balance Sheet Date, there shall not have been a Material Adverse Effect on the Acquired Corporations;

                  (d) Parent shall have received a certificate from an executive officer of the Company certifying as to the matters set forth in paragraphs (a), (b) and, (c) of this Section 6.2;

                  (e) Parent shall have received a legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely upon the tax representation letters referred to in Section 5.9 of this Agreement). After receipt of Parent Stockholders approval, Parent shall not waive receipt of such tax opinion as a condition to closing unless further approval of the stockholders of Parent is obtained with appropriate disclosure.

                  The foregoing conditions are for the sole benefit of Parent and Merger Sub and may, subject to the terms of the Agreement, be waived by Parent and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Merger Sub. The failure by Parent and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

         6.3      ADDITIONAL CONDITIONS TO THE COMPANY'S OBLIGATIONS.

                  The obligations of the Company to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by the Company on or prior to the Effective Time of each of the following conditions:

                  (a) Parent or Merger Sub shall have performed or complied in all material respects with all of their respective covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Effective Time;

                  (b) The representations and warranties of Parent contained in this Agreement not qualified by Material Adverse Effect shall be accurate, except where the failure to be accurate would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and the representations and warranties of Parent contained in this Agreement which are qualified by Material Adverse Effect shall be accurate, in the case of each, as of the date of this Agreement, and on and as of the Effective Time, except, in each case, for those representations and warranties which address matters only as of a particular date (which (i) if not qualified by Material Adverse Effect shall remain true and correct on and as of such particular date, except where the failure to be accurate would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) if qualified by Material Adverse Effect shall remain true and correct on and as of such particular date), with the same force and effect as if made on and as of the Effective Time;

                  (c) Since the Parent Balance Sheet Date, there shall not have been a Material Adverse Effect on the AngioDynamics Corporations;

                  (d) The Company shall have received a certificate from an executive officer of Parent certifying as to the matters set forth in paragraphs (a), (b) and (c) of this Section 6.3; and

                  (e) Parent shall have taken all actions required by Section
5.16 of this Agreement, effective as of the Effective Time.


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

                  (f) The Company shall have received a legal opinion of Heller Ehrman LLP dated as of the Closing Date and addressed to the Company, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code (it being understood that, in rendering such opinion, Heller Ehrman LLP may rely upon the tax representation letters referred to in
Section 5.9 of this Agreement). After receipt of the Company Stockholders approval, the Company shall not waive receipt of such tax opinion as a condition to closing unless further approval of the stockholders of the Company is obtained with appropriate disclosure.

                  The foregoing conditions are for the sole benefit of the Company and may, subject to the terms of the Agreement, be waived by the Company, in whole or in part at any time and from time to time, in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

SECTION 7.        TERMINATION

         7.1      TERMINATION.

                  This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the Company Stockholders:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if (i) the Merger shall not have been consummated on or prior to the nine month anniversary of the date hereof (the "Termination Date"); provided, however that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been the cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by Parent, at any time prior to the Effective Time, if any of the Company's covenants, representations or warranties contained in this Agreement shall have been breached or, any of the Company's representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.2(b), Section 6.2(c) or Section 6.2(d) of this Agreement would not be satisfied as of the time of such breach or at the time such representation or warranty shall have become untrue, and such breach shall not have been cured within thirty days of receipt by the Company of written notice of such breach describing the details of such breach;

                  (e) by the Company, at any time prior to the Effective Time, if any of Parent's or Merger Sub's covenants, representations or warranties contained in this Agreement shall have been breached or, any of Parent's and Merger Sub's representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.3(b), Section 6.3(c) or Section 6.3(d) of this Agreement would not be satisfied as of the time of such breach or at the time such representation or warranty shall have become untrue, and such breach shall not have been cured within thirty days of receipt by Parent written notice of such breach describing the details of such breach;

                  (f) by Parent if the Board of Directors of the Company withholds, withdraws or modifies the Company Recommendation in a manner adverse to Parent pursuant to Section 4.3(d);

                  (g) by the Company or Parent if the required approval of the Company Stockholders contemplated by this Agreement shall not have been obtained by reason of the failure to hold a meeting or the failure to obtain the required vote at the Company Stockholders' Meeting duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(g) shall not be available to the Company where the failure to hold a meeting or the failure to obtain the required approval of the Company Stockholders shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement; and

                  (h) by the Company or Parent if the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason the failure to hold a meeting or the failure to obtain the required vote at the Parent Stockholders' Meeting duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(h) shall not be available to Parent where the failure to hold a meeting or the failure to obtain the required approval of the stockholders of Parent shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement.

         7.2      EFFECT OF TERMINATION.

                  In the event of the termination of this Agreement as provided in Section 7.1 of this Agreement, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 7.2, Section 7.3 and
Section 8 of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability or damages for any intentional breach of any provision contained in this Agreement.

         7.3      EXPENSES; TERMINATION FEES.

                  (a) Expenses. Except as set forth in this Section, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement ("Transaction Expenses") shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                  (b) Termination Fee. If this Agreement is terminated (i) by Parent pursuant to Section 7.1(f) or (ii) by the Company or Parent pursuant to
Section 7.1(b) or Section 7.1(g) of this Agreement and prior to any such termination, (A) any Person (other than Parent or its affiliates) shall have made a Company Acquisition Proposal which shall have been publicly proposed by such Person or any such Company Acquisition Proposal shall have become known to the stockholders of the Company generally (other than as as a result of disclosure by Parent, any of its Subsidiaries or any of their respective Representatives) and (B) within 12 months after such termination of this Agreement, a Company Change of Control Transaction shall have been consummated, then the Company shall pay to Parent, in immediately available funds, a nonrefundable fee in the amount of $8,000,000 (the "Termination Fee"). Any Termination Fee shall be paid to Parent by the Company upon termination of this Agreement in the case of a termination pursuant to clause (i) above and upon the consummation of a Company Change of Control Transaction in the case of a termination pursuant to clause (ii) above.

                  (c) Transfer Taxes. Any transfer fee, real estate or otherwise, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Company and/or its Subsidiaries.

SECTION 8.        MISCELLANEOUS PROVISIONS

         8.1      AMENDMENT.

                  This Agreement may be amended with the approval of the respective Boards of Directors of the Company, Merger Sub and Parent at any time (whether before or after any required approvals by the stockholders of the Company or Parent); provided, however, that after any such required stockholder approval has been obtained, no amendment shall be made which by applicable Legal Requirements or the rules of the Nasdaq requires further approval of the stockholders of either the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.2      WAIVER.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         8.3      NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which expressly by their terms survive the Effective Time.

         8.4      ENTIRE AGREEMENT; COUNTERPARTS.

                  This Agreement (and the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto and supercedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         8.5      APPLICABLE LAW; JURISDICTION.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto agrees that any action, suit or proceeding arising out of the transactions contemplated by this Agreement (a "Proceeding") shall be commenced and conducted exclusively in the federal or state courts of the State of Delaware, and each of the parties hereby irrevocably and unconditionally:
(i) consents to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for any Proceeding (and each party agrees not to commence any Proceeding, except in such courts); (ii) waives any objection to the laying of venue of any Proceeding in the federal or state courts of the State of Delaware; (iii) waives, and agrees not to plead or to make, any claim that any Proceeding brought in any federal or state court of the State of Delaware has been brought in an improper or otherwise inconvenient forum; and
(iv) waives, and agrees not to plead or to make, any claim that any Proceeding shall be transferred or removed to any other forum. Each of the parties hereto hereby irrevocably and unconditionally agrees: (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clause (1) or (2) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

         8.6      ATTORNEYS' FEES.

                  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to reasonable attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         8.7      ASSIGNABILITY; THIRD PARTY BENEFICIARIES.

                  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company's or Parent's rights hereunder may be assigned by the Company or by Parent without the prior written consent of Parent or the Company, as the case may be, and any attempted assignment of this Agreement or any of such rights by the Company or by Parent without such consent shall be void and of no effect; provided, further, however, that, except for assignments by Merger Sub to a wholly-owned Subsidiary of Parent, neither this Agreement nor any of Parent's or Merger Sub's rights hereunder may be assigned by Parent or Merger Sub without the prior written consent of the Company, and any attempted assignment of this Agreement or any of such rights by Parent or Merger Sub without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for (i) the rights, benefits and remedies granted to the Indemnified Persons under Section 5.6, (ii) the rights of the Company Stockholders and the holders of Company Options and Company Warrants to receive Merger Consideration in accordance with the provisions of this Agreement, (iii) the rights of the employees of the Acquired Coporations granted under Section 5.5(g), and (iv) the right of the Company, on behalf of the Company Stockholders and holders of Company Options and Company Warrants, to pursue claims for damages and other relief, including equitable relief, for Parent's or Merger Sub's intentional breach of this Agreement, fraud, wrongful repudiation or termination of this Agreement, or wrongful failure to consummate the Merger, provided, however, that the rights granted pursuant to clause (iv) of this Section 8.7 shall only be enforceable on behalf of the Company Stockholders and the holders of Company Options and Company Warrants by the Company in its sole and absolute discretion. Without limiting the foregoing, it is expressly understood and agreed that the provisions of Section 5.5 (except as expressly set forth above) are statements of intent and no employees or other Person (including any party hereto) shall have any rights or remedies, including rights of enforcement, with respect thereto and no employee or other Person is, is intended to be or shall be deemed to be a third-party beneficiary thereof.

         8.8      NOTICES.

                  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) of transmission by telecopy or facsimile, or (iii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized overnight courier service. All notices hereunder shall be delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


         If to Parent or Merger Sub:

                  AngioDynamics, Inc.
                  603 Queensbury Avenue
                  Queensbury, NY 12804
                  Facsimile No.:  (518) 798-3625
                  Attention:  Joseph G. Gerardi

         with a copy to (which copy shall not constitute notice hereunder):

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Rodney Square
                  Wilmington, DE  19801
                  Facsimile No.:  (302) 651-3001
                  Attention:  Robert B. Pincus, Esq.

         If to the Company:

                  RITA Medical Systems, Inc.
                  46421 Landing Parkway
                  Fremont, CA 94538
                  Facsimile No.:  (650) 967-1961
                  Attention: Joseph M. DeVivo

         with a copy to (which copy shall not constitute notice hereunder):

                  Heller Ehrman LLP
                  275 Middlefield Road
                  Menlo Park, California  94025
                  Facsimile No. (650) 324-0638
                  Attention: Mark B. Weeks, Esq.

         8.9      SEVERABILITY.

                  If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable Legal Requirements so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and
(c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement; provided, however, that the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith in general fashion to modify this Agreement so as to effect the original interest of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

         8.10     SPECIFIC PERFORMANCE.

                  The parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties agree that, in the event of any breach by the other party of any covenant or obligation contained in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this
Section 8.10, and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         8.11     CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                         [Signatures on Following Page]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                        ANGIODYNAMICS, INC.


                        By:                      /s/ Eamonn P. Hobbs
                                ----------------------------------------------
                                Name:  Eamonn P. Hobbs
                                Title: President and Chief Executive Officer



                        ROYAL I, LLC


                        By:                     /s/ Eamonn P. Hobbs
                                ----------------------------------------------
                                Name:  Eamonn P. Hobbs
                                Title: President and Chief Executive Officer



                        RITA MEDICAL SYSTEMS, INC.


                        By:                   /s/ Joseph DeVivo
                                ----------------------------------------------
                                Name:  Joseph DeVivo
                                Title: President and Chief Executive Officer




                [Signature Page to Agreement and Plan of Merger]

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

                  For purposes of the Agreement (including this Exhibit A):

                  "1994 Stock Plan" is defined in Section 2.3(b) to this Agreement.

                  "1997 Stock Plan" is defined in Section 3.3(b) to this Agreement.

                  "1998 Stock Plan" is defined in Section 2.3(b) to this Agreement.

                  "2000 Director's Plan" is defined in Section 2.3(b) to this Agreement.

                  "2000 Stock Plan" is defined in Section 2.3(b) to this Agreement.

                  "2004 Stock Plan" is defined in Section 3.3(b) to this Agreement.

                  "2005 Incentive Plan" is defined in Section 2.3(b) to this Agreement.

                  "Acquired Corporation Contract" shall mean any Contract: (a) currently in force to which any of the Acquired Corporations is a party or (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is bound or has any continuing obligations or rights.

                  "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

                  "Acquired Corporations" is defined in Section 2.1 to this Agreement.

                  "Agreement" is defined in the Preamble to this Agreement.

                  "AngioDynamics Corporation Contract" shall mean any Contract:
(a) to which any of the AngioDynamics Corporations is a party; (b) by which any of the AngioDynamics Corporations or any asset of any of the AngioDynamics Corporations is or may become bound or under which any of the AngioDynamics Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

                  "AngioDynamics Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the AngioDynamics Corporations or otherwise used by any of the AngioDynamics Corporations.

                  "AngioDynamics Corporations" is defined in Section 3.1 of this Agreement.

                  "AngioDynamics Product" is defined in Section 3.7(f) of this Agreement.

                  "Application Integrity Policy" is defined in Section 3.10(c)(vi) of this Agreement.

                  "Cain Brothers" is defined in Section 3.22 of this Agreement.

                  "Cash Merger Consideration" means the aggregate amount of Per Share Cash Consideration paid by Parent pursuant to this Agreement, if any.

                  "Certificate of Merger" is defined in Section 1.3 to this Agreement.

                  "Claim" shall mean any and all claims, demands, actions, causes of action, suits, proceedings and administrative proceedings.

                  "Closing" is defined in Section 1.3 to this Agreement.

                  "Closing Date" is defined in Section 1.3 to this Agreement.

                  "Code" is defined in the Recitals to this Agreement.

                  "Company" is defined in the Preamble to this Agreement.

                  "Company Acquisition Proposal" shall mean any bona fide offer, inquiry, proposal or indication of interest received from a third party (other than an offer, inquiry, proposal or indication of interest by Parent) relating to any Company Acquisition Transaction.

                  "Company Acquisition Transaction" shall mean any transaction or series of transactions involving:

                  (a) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving any of the Acquired Corporations;

                  (b) any issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which (i) a Person or "Group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons (other than any Acquired Corporation) directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporation, or (ii) any of the Acquired Corporations issues securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations (to any Person other than an Acquired Corporation);

                  (c) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the Acquired Corporations; or

                  (d) any liquidation or dissolution of any of the Acquired Corporations.

                  "Company Balance Sheet" is defined in Section 2.5(d) of this Agreement.

                  "Company Balance Sheet Date" is defined in Section 2.5(d) of this Agreement.

                  "Company Change of Control Transaction" shall mean any transaction or series of transactions in which:

                  (a) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by any Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of related Persons (other than Parent or any of its affiliates);

                  (b) any Person or "group" (as defined above) of related Persons acquires, directly or indirectly, by means of an issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or similar transaction, more than 40% of the outstanding securities of any class of voting securities of the Company; or

                  (c) any Person or "group" (as defined above) of related Persons acquires, directly or indirectly, by means of a sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that, in each case, constitute or account for 40% or more of the consolidated net revenues, net income or assets of the Acquired Corporations.

                   "Company Common Stock" shall mean the Common Stock, $0.001 par value, of the Company.


                  "Company Common Stock Price" shall mean the average of the closing sales price of one (1) share of Company Common Stock as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) for the ten trading days ending on (and including) the third trading day immediately preceding the date of the Company Stockholders' Meeting.

                  "Company Disclosure Letter" is defined in Section 2 of this Agreement.

                  "Company Employee Plans" is defined in Section 2.13(a) of this Agreement.

                  "Company ERISA Affiliate" is defined in Section 2.13(a) of this Agreement.

                  "Company ESPP" is defined in Section 2.3(b) of this Agreement.

                  "Company Financial Statements" is defined in Section 2.5(d) of this Agreement.

                  "Company Material Contract" is defined in Section 2.8(a) of this Agreement.

                  "Company Options" is defined in Section 2.3(b) of this Agreement.

                  "Company Organization Documents" is defined in Section 2.1 of this Agreement.

                  "Company Permits" is defined in Section 2.10(b) of this Agreement.

                  "Company Preferred Stock" shall mean the Preferred Stock, $0.001 par value, of the Company.

                  "Company Product" is defined in Section 2.7(f) of this Agreement.

                  "Company Proxy Statement" is defined in Section 5.1 of this Agreement.

                  "Company Recommendation" is defined in the Recitals of this Agreement.

                  "Company Rights Agreements" is defined in Section 2.3(d) of this Agreement.

                  "Company Rights Plan" shall mean that certain Preferred Shares Rights Agreement dated as of July 31, 2001, by and between the Company and U.S Stock Transfer Corporation, as Rights Agent.

                  "Company SEC Documents" is defined in Section 2.5(a) of this Agreement.

                  "Company Stockholders" shall mean the holders of Company Common Stock.

                  "Company Stockholders' Meeting" is defined in Section 5.2(a) of this Agreement.

                  "Company Stock Certificate" is defined in Section 1.6 of this Agreement.

                  "Company Stock Option Plans" is defined in Section 2.3(b) of this Agreement.

                  "Company Stock Rights" is defined in Section 2.3(d) of this Agreement.

                  "Company Rights Agreement" shall mean that certain Preferred Shares Rights Agreement, dated as of July 31, 2001, by and between the Company and U.S. Stock Transfer Corporation.

                  "Company Superior Offer" shall mean a Company Acquisition Proposal to acquire substantially all of the equity securities or assets of the Company on terms that the Board of Directors of the Company determines, in good faith, after consultation with its outside legal counsel and its financial advisor, that if consummated, is more favorable to the Company's stockholders from a financial point of view than the Merger and the transactions contemplated by this Agreement (including any proposal by Parent to amend the terms of this Agreement) and is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the Person making the offer.

                  "Company Warrant" is defined in Section 2.3(c) of this Agreement.

                  "Company Welfare Plans" shall mean all employee welfare benefit plans (as defined in Section 3(1) of ERISA) of any Acquired Corporation or any other Company ERISA Affiliate for the benefit of, or relating to, any former or current employee, independent contractor, officer or director (or any of their beneficiaries) of any Acquired Corporation or any other Company ERISA Affiliate.

                  "Company 401(k) Plan" shall mean the RITA Medical Systems, Inc. 401(k) Plan.

                  "Confidentiality Agreements" is defined in Section 4.1 of this Agreement.

                  "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

                  "Contract" shall mean any legally binding written or oral agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature.

                  "Conversion Amount" shall mean the principal amount of the RITA Senior Convertible Notes to be converted into shares of Company Common Stock pursuant to the terms of the RITA Senior Convertible Notes.

                  "Conversion Price" shall mean $4.03, subject to adjustment pursuant to the terms of the RITA Senior Convertible Notes.

                  "Conversion Shares" shall mean the number of shares of Company Common Stock issuable upon the conversion of any portion of the RITA Senior Convertible Notes into shares of Company Common Stock, which amount shall be equal to the quotient obtained by dividing (i) the Conversion Amount by (ii) the Conversion Price.

                  "Current D&O Insurance Cost" is defined in Section 5.6(b) of this Agreement.

                  "DGCL" is defined in the Recitals of this Agreement.

                  "Dissenting Shares" is defined in Section 1.9 of this Agreement.

                  "DOJ" is defined in Section 5.3(a) of this Agreement.

                  "DLLCA" is defined in the Recitals of this Agreement.

                  "Effective Time" is defined in Section 1.3 of this Agreement.

                  "Employee Transition Period" is defined in Section 5.5(a) of this Agreement.

                  "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right or community property interest (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset); provided that the term Encumbrance shall not be deemed to include (a) liens for current Taxes or income Taxes not yet due and payable or that are being contested in good faith, in each case, and for which adequate reserves have been recorded, (b) liens for assessments or other governmental charges or liens of landlords, carriers, warehousemen, mechanics or materialmen securing obligations incurred in the ordinary course of business consistent with prior practice that are not yet due and payable or due but not delinquent or being contested in good faith, (c) liens incurred in the ordinary course of business consistent with prior practice in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (d) purchase money or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business consistent with prior practice in an amount not to exceed $10,000 in the aggregate, (e) liens, security interests, encumbrances or restrictions which secure indebtedness which are properly reflected in the Company 10-K or the Parent 10-K, as the case may be, (f) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 2003, provided that the obligations secured by such liens are not delinquent, (g) such title defects and liens, if any, as individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Acquired Corporations or the AngioDynamics Corporations, as the case may be, and (h) licenses or other agreements relating to Proprietary Assets which are not intended to secure an obligation.

                  "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

                  "Environmental Law" shall mean any foreign, federal, state or local statute, law, rule, regulation, ordinance, treaty, code, policy or rule of common law now or from time to time in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, natural resources, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; the Hazardous Materials Transportation Act, as amended; the Clean Water Act, as amended; the Toxic

Substances Control Act, as amended; the Clean Air Act, as amended; the Safe Drinking Water Act, as amended; the Atomic Energy Act, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and the Occupational Safety and Health Act, as amended; and

                  "ERISA" is defined in Section 2.13(a) of this Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Exchange Agent" is defined in Section 1.7(a) of this Agreement.

                  "Exchange Fund" is defined in Section 1.7(a) of this Agreement.

                  "Excluded Shares" shall mean any shares of Company Common Stock held as of the Effective Time (a) by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub, (b) by any Subsidiary or (c) by the Company as treasury shares.

                  "FDA" is defined in Section 2.10(b) of this Agreement.

                  "FDCA" is defined in Section 2.10(b) of this Agreement.

                  "FTC" is defined in Section 5.3(a) of this Agreement.

                  "GAAP" is defined in Section 2.3(b) of this Agreement.

                  "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

                  "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit or body and any court or other tribunal); or (d) the National Association of Securities Dealers, Inc. (including the rules and regulations of the Nasdaq).

                  "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order, task order, or other agreement of any kind executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest.

                  "Hazardous Materials" shall mean (A) petroleum or petroleum products (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, or any mixture thereof), polychlorinated biphenyls (PCBs), asbestos or asbestos containing materials, urea formaldehyde foam insulation, and radon gas; (B) any substance defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "extremely hazardous waste," "restricted hazardous waste," "waste," "special waste," "toxic substance," "toxic pollutant," "contaminant" or "pollutant," or words of similar import, under any applicable Environmental Law (as defined below); (C) infectious materials and other regulated medical wastes; (D) any substance which is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental agency; and (E) any other substance, material or waste the presence of which requires investigation or remediation under any Environmental Law.

                  "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, as amended, and any rules or regulations promulgated thereunder.

                  "HSR" is defined in Section 2.4(b) of this Agreement.

                  "Indemnified Persons" is defined in Section 5.6(a) of this Agreement.

                  "Insured Party" is defined in Section 5.6(b) of this Agreement.

                  "knowledge" with respect to any party hereto shall mean the actual knowledge of such party's executive officers.

                  "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

                  "Legal Requirement" shall mean any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NASD or the Nasdaq), including any Environmental Law.

                  "Liability" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "Material Acquired Corporations IP Contract" is defined in
Section 2.8(a) to this Agreement.

                  An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on, or shall be deemed to be "material" to, the Acquired Corporations, taken as a whole, if such event, violation, inaccuracy, circumstance or other matter had or could reasonably be expected to have a material adverse effect on the business, condition, assets, operations or financial performance of the Acquired Corporations taken as a whole or prevent or materially impede consummation of the Merger; provided, however, that no one or more of the following shall be deemed to constitute, in and of itself, or be taken into account in determining, the occurrence of a Material Adverse Effect: (A) changes in national or international economic, political or business conditions generally or the outbreak or escalation of hostilities, including acts of war or terrorism (which changes do not disproportionately affect the Acquired Corporations in any material respect);
(B) changes in factors generally affecting the industries or markets in which the Acquired Corporations operate or participate (which changes do not disproportionately affect the Acquired Corporations in any material respect);
(C) changes in any law, rule or regulation or GAAP or the interpretation thereof (which changes do not disproportionately affect the Acquired Corporations in any material respect); (D) any action required to be taken pursuant to or in accordance with this Agreement or taken by or at the request of Parent or its affiliates; (E) any failure by the Company to meet any published estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing Date; (F) a decline in the price or trading volume of the Company Common Stock on the Nasdaq (for the avoidance of doubt, clauses (E) and (F) shall not preclude Parent from asserting that the underlying cause of any such (i) failure to meet any published estimates or (ii) decline in price or trading volume, is a Material Adverse Effect); (G) changes resulting from the public announcement of the execution of this Agreement or the consummation of the transactions contemplated hereby; or (H) changes or disruptions in financial, banking or securities markets generally. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on, or shall be deemed to be "material" to, the AngioDynamics Corporations, taken as a whole, if such event, violation, inaccuracy, circumstance or other matter had or could reasonably be expected to have a material adverse effect on the business, condition, assets, operations or financial performance of the AngioDynamics Corporations taken as a whole or prevent or materially impede consummation of the Merger; provided, however, that no one or more of the following shall be deemed to constitute, in and of itself, or be taken into account in determining, the occurrence of a Material Adverse Effect: (A) changes in national or international economic, political or business conditions generally or the outbreak or escalation of hostilities, including acts of war or terrorism (which changes do not disproportionately affect the AngioDynamics Corporations in any material respect); (B) changes in factors generally affecting the industries or markets in which the AngioDynamics Corporations operate or participate (which changes do not disproportionately affect the AngioDynamics Corporations in any material respect); (C) changes in any law, rule or regulation or GAAP or the interpretation thereof (which changes do not disproportionately affect the AngioDynamics Corporations in any material respect); (D) any action required to be taken pursuant to or in accordance with this Agreement or taken by or at the request of the Company or its affiliates;
(E) any failure by Parent to meet any published estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing Date; (F) a decline in the price or trading volume of the Parent Common Stock on the Nasdaq (for the avoidance of doubt, clauses (E) and (F) shall not preclude Company from asserting that the underlying cause of any such
(i) failure to meet any published estimates or (ii) decline in price or trading volume, is a Material Adverse Effect); (G) changes resulting from the public announcement of the execution of this Agreement or the consummation of the transactions contemplated hereby; or (H) changes or disruptions in financial, banking or securities markets generally.

                  "Material AngioDynamics Corporations IP Contract" is defined in Section 3.8 of this Agreement.

                  "Merger" is defined in the Recitals of this Agreement.

                  "Merger Consideration" means the Per Share Stock Merger Consideration actually issuable and the Per Share Cash Merger Consideration actually payable by Parent, as the case may be, in respect of each share of Company Common Stock issued and outstanding as of the Effective Time, other than Excluded Shares and Dissenting Shares, and each Company Option and Company Warrant outstanding as of the Effective Time.

                  "Merger Sub" is defined in the Preamble of this Agreement.

                  "Multiemployer Plan" is defined in Section 2.13(b) of this Agreement.

                  "Multiple Employer Plan" is defined in Section 2.13(b) of this Agreement.

                  "Multiple Employer Welfare Arrangement" is defined in Section 2.13(b) of this Agreement.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Nasdaq" shall mean the Nasdaq Stock Market LLC national securities exchange, or any successor thereto.

                  "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Legal Proceeding.

                  "Parent" is defined in the Preamble of this Agreement.

                  "Parent Balance Sheet" is defined in Section 3.5(d) of this Agreement.

                  "Parent Balance Sheet Date" is defined in Section 3.5(d) of this Agreement.

                  "Parent Common Stock" shall mean the Common Stock, $0.01 par value per share, of Parent (including, subject to the prior amendment or redemption thereof, the corresponding rights ("Rights") to purchase shares of Parent's Series A Junior Participating Preferred Stock pursuant to the Parent Rights Agreement).

                  "Parent Common Stock Price" shall mean the average of the closing sales price of one (1) share of Parent Common Stock as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) for the ten trading days ending on (and including) the third trading day immediately preceding the date of the Company Stockholders' Meeting.

                  "Parent Disclosure Letter" is defined in Section 3 of this Agreement.

                  "Parent Employee Plans" is defined in Section 3.13(a) of this Agreement.

                  "Parent ERISA Affiliate" is defined in Section 3.13(a) of this Agreement.

                  "Parent ESPP" is defined in Section 3.3(b) of this Agreement.

                  "Parent Financial Statements" is defined in Section 3.5(d) of this Agreement.

                  "Parent Material Contract" is defined in Section 3.8(a) of this Agreement.

                  "Parent Options" is defined in Section 3.3(b) of this Agreement.

                  "Parent Organization Documents" is defined in Section 3.1 of this Agreement.

                  "Parent Permits" is defined in Section 3.10(b) of this Agreement.

                  "Parent Preferred Stock" shall mean the Preferred Stock, $0.001 par value, of Parent.

                  "Parent Proxy Statement" is defined in Section 5.1 of this Agreement.

                  "Parent Recommendation" is defined in the Recitals of this Agreement.

                  "Parent Rights Agreements" is defined in Section 3.3(c) of this Agreement.

                  "Parent SEC Documents" is defined in Section 3.5(a) of this Agreement.

                  "Parent Stockholders" shall mean the holders of Parent Common Stock.

                  "Parent Rights Agreement" shall mean that certain Rights Agreement, dated as of May 26, 2004, by and between Parent and Registrar and Transfer Company.

                  "Parent Stockholders' Meeting" is defined in Section 5.2(e) of this Agreement.

                  "Parent Stock Option Plans" shall mean the stock option plans of Parent listed in Section 3.3(b), any other plans or arrangements under which Parent Options are issued and all stock option agreements evidencing stock option grants under the foregoing.

                  "Parent Stock Rights" is defined in Section 3.3(c) of this Agreement.

                  "Parent 10-K" is defined in Section 3.5(d) of this Agreement.

                  "Parent 401(k) Plan" shall mean the AngioDynamics, Inc. Retirement & Savings Plan.

                  "PDMA" shall mean the Prescription Drug Marketing Act.

                  "Per Share Cash Merger Consideration" shall mean the amount of cash, if any, payable pursuant to either Section 1.5(a)(ii) or Section 1.5(a)(iii) of this Agreement.

                  "Per Share Stock Merger Consideration" is defined in Section 1.5(a)(i) of this Agreement.

                  "Per Share Merger Consideration Value" shall mean the product obtained by multiplying (i) the Per Share Stock Merger Consideration by (ii) the Parent Common Stock Price, plus, the Per Share Cash Merger Consideration, if any.

                  "Per Share Stock Merger Consideration Value" shall mean the product obtained by multiplying (i) the Per Share Stock Merger Consideration by
(ii) the Parent Common Stock Price.

                  "Person" shall mean any individual, Entity or Governmental
Body.

                  "Pre-Closing Period" is defined in Section 4.1 of this Agreement.

                  "Proceeding" is defined is Section 8.5 of this Agreement.

                  "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), database rights, design rights, moral rights, domain name, assumed and fictitious name registrations, copyright application, copyright registration, mask work right, mask work right application, trade secret, or any other intellectual or industrial or intangible property right, know-how, customer lists, computer software, source code, algorithm, invention, engineering drawing, and technology; and (b) right to use or exploit any of the foregoing.

                  "Registration Statement" is defined in Section 5.1 of this Agreement.

                  "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors, consultants and representatives of the Person and its Subsidiaries.

                  "RITA Senior Convertible Notes" shall mean the Senior Convertible Notes issued pursuant to a Securities Purchase Agreement among RITA Medical Systems, Inc. and Atlas Master Fund, Ltd. dated August 5, 2005.

                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended and the regulations promulgated thereunder.

                  "Shares" is defined in Section 1.6 of this Agreement.

                  An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

                  "Stock Equivalent Cash Consideration" shall mean the quotient obtained by dividing (i) the Per Share Cash Merger Consideration by (ii) the Parent Common Stock Price.

                  "Surviving Entity" is defined in Section 1.1 of this Agreement.

                  "Takeover Laws" shall mean any "Moratorium," "Control Share Acquisition," "Fair Price," "Supermajority," "Affiliate Transactions," or "Business Combination Statute or Regulation" or other similar state antitakeover laws and regulations.

                  "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

                  "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "Termination Date" is defined in Section 7.1(b) of this Agreement.

                  "Termination Fee" is defined in Section 7.3(b) of this Agreement.

                  "Transaction Expenses" is defined in Section 7.3(a) of this Agreement.

                  "Warn Act" is defined Section 2.13(m) of this Agreement.

                                     * * *